UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. )

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

LYELL IMMUNOPHARMA, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

LYELL IMMUNOPHARMA, INC.
201 Haskins Way
South San Francisco, CA 94080
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 10, 2026
Dear Stockholder:
You are cordially invited to attend the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) of Lyell Immunopharma, Inc., a Delaware corporation (the “Company”). The Annual Meeting will be held on Wednesday, June 10, 2026 at 8:00 a.m. Pacific Time. To facilitate stockholder participation in the Annual Meeting, the Annual Meeting this year will be held virtually through a live webcast at www.virtualshareholdermeeting.com/LYEL2026. You will not be able to attend the Annual Meeting in person. The Annual Meeting will be held for the following purposes:
1.
To elect the three (3) Class II director nominees named in the accompanying proxy statement (the “Proxy Statement”), to serve terms of three years through the third annual meeting of stockholders following the Annual Meeting and until, in each case, a successor has been elected and qualified, or until such director’s earlier death, resignation or removal;

2.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026;
3.	To approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Proxy Statement; and
4.	To conduct any other business properly brought before the Annual Meeting.
These items of business are more fully described in the Proxy Statement accompanying this notice.
On or about April 24, 2026, we expect to mail to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access the Proxy Statement and annual report. The Notice provides instructions on how to vote through the internet or by telephone and how to receive a paper copy of our proxy materials.
You will be able to attend the Annual Meeting, submit questions and vote at the live webcast by visiting www.virtualshareholdermeeting.com/LYEL2026 and entering your 16-digit Control Number included in your Notice, proxy card, voting instruction form or in the instructions that you received via email. Please refer to the additional logistical details and recommendations in the Proxy Statement. You may log-in beginning at 7:45 a.m. Pacific Time on Wednesday, June 10, 2026.
The record date for the Annual Meeting is April 14, 2026. Only stockholders of record at the close of business on that date may vote at the Annual Meeting or any adjournment thereof.
By Order of the Board of Directors

Mark Meltz
General Counsel
South San Francisco, California
April 24, 2026

You are cordially invited to attend the Annual Meeting online. Whether or not you expect to attend the meeting, please vote by proxy pursuant to the instructions set forth herein, as promptly as possible to ensure your representation at the meeting. Even if you have voted by proxy, you may still vote your shares through the internet at the Annual Meeting by clicking on the “Cast Your Vote” link in the meeting center.

LYELL IMMUNOPHARMA, INC.
201 Haskins Way
South San Francisco, CA 94080
PROXY STATEMENT
FOR THE 2026 ANNUAL MEETING OF STOCKHOLDERS

June 10, 2026
MEETING AGENDA

Proposals	Page	Voting Standard for Approval	Board Recommendation
Election of Directors	7
Plurality of the votes of the shares present by remote communication or represented by proxy at the Annual Meeting and entitled to vote in the election of directors. Only votes “For” will affect the outcome of the vote; “Withhold” votes will have no effect on the outcome of the vote; and under plurality voting, there are no abstentions.
			“For” the named director nominees

Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026	22
Majority of the voting power of the shares present by remote communication or represented by proxy at the Annual Meeting and voting affirmatively or negatively (excluding abstentions and broker non-votes) on this matter.
			“For”

Advisory vote to approve the compensation of the Company’s named executive officers	23
Majority of the voting power of the shares present by remote communication or represented by proxy at the Annual Meeting and voting affirmatively or negatively (excluding abstentions and broker non-votes) on this matter.
			“For”

i

ii

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING
Why did I receive a notice regarding the availability of proxy materials on the internet?
Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the internet. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials (the “Notice”) because the Board of Directors of Lyell Immunopharma, Inc. (sometimes referred to as the “Company” or “Lyell”) is soliciting your proxy to vote at the 2026 Annual Meeting of Stockholders (the “Annual Meeting”), including at any adjournments or postponements of the meeting. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice. You are invited to attend the Annual Meeting online to vote on the proposals described in this Proxy Statement.
We intend to first mail the Notice on or about April 24, 2026 to all stockholders of record entitled to vote at the Annual Meeting.
How do I attend the Annual Meeting?
To facilitate stockholder participation in the Annual Meeting, the Annual Meeting this year will be held virtually through a live webcast at www.virtualshareholdermeeting.com/LYEL2026. You will not be able to attend the Annual Meeting in person. If you attend the Annual Meeting online, you will be able to vote and submit questions.
Who can attend the Annual Meeting?
You are entitled to attend the Annual Meeting if you were a stockholder as of the close of business on April 14, 2026 (the “Record Date”). To be admitted to the Annual Meeting, you will need to visit www.virtualshareholdermeeting.com/LYEL2026 and enter your 16-digit Control Number found next to the label “Control Number” on your Notice, proxy card (that you may request) or voting instruction form, or in the email sending you this Proxy Statement. If you are a beneficial stockholder, you should contact the bank, broker or other institution where you hold your account well in advance of the meeting if you have questions about obtaining your Control Number or proxy to vote.
Whether or not you participate in the Annual Meeting, it is important that you vote your shares.
We encourage you to access the Annual Meeting before it begins. Online check-in will start at 7:45 a.m. Pacific Time on Wednesday, June 10, 2026, approximately 15 minutes before the meeting begins.
What if I cannot find my Control Number?
Please note that if you do not have your Control Number, you will still be able to login and attend the Annual Meeting as a guest. To view the meeting webcast, visit www.virtualshareholdermeeting.com/LYEL2026 and register as a guest. If you log in as a guest, you will not be able to vote your shares or ask questions during the meeting.
Where can I get technical assistance?
If you have difficulty accessing the meeting, please call the number listed on the stockholder login page at virtualshareholdermeeting.com/LYEL2026 where technicians will be available to help you.
Will a list of record stockholders as of the Record Date be available?
A list of our record stockholders as of the close of business on the Record Date will be made available to stockholders during the Annual Meeting at www.virtualshareholdermeeting.com/LYEL2026. In addition, for the ten days prior to the Annual Meeting, the list will be available for examination by any stockholder of record for any purpose germane to the meeting at our principal executive offices at the address listed above. Stockholders may also request to view a list of stockholders of record for the ten days prior to the Annual Meeting by sending an email to ir@lyell.com.
For the Annual Meeting, how do I ask questions of the Company?
We plan to have a Q&A session at the Annual Meeting and will include as many appropriate stockholder questions as the allotted time permits. Stockholders may submit questions that are relevant to our business during the meeting through www.virtualshareholdermeeting.com/LYEL2026.

Who can vote at the Annual Meeting?
Only stockholders of record at the close of business on April 14, 2026, the Record Date, will be entitled to vote at the Annual Meeting. On the Record Date, there were 23,332,524 shares of common stock outstanding and entitled to vote.
Stockholder of Record: Shares Registered in Your Name
If on the Record Date, your shares were registered directly in your name with Lyell’s transfer agent, Equiniti Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, you may vote (i) through the internet at the Annual Meeting or, prior to the Annual Meeting, vote by proxy (ii) using the proxy card (that you may request), (iii) over the telephone or (iv) through the internet. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted.
Beneficial Owner: Shares Registered in the Name of a Broker or Bank
If on the Record Date, your shares were held, not in your name, but rather in an account at a brokerage firm, bank or other similar organization, then you are the beneficial owner of shares held in “street name,” and the Notice, voting instruction form or other proxy materials are being forwarded to you by that organization. The organization holding your account, or its nominee, is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting; however, since you are not the stockholder of record, you may not vote your shares through the internet at the Annual Meeting unless you request and obtain a valid proxy from your broker or other agent or if you have received a voting instruction form with your Control Number. You may vote prior to the meeting by logging in with your Control Number on your voting instruction form at www.proxyvote.com. You may also access the Annual Meeting and vote at the meeting by logging in with your Control Number at www.virtualshareholdermeeting.com/LYEL2026.
What am I voting on?
There are three matters scheduled for a vote:
•	Proposal 1: Election of three (3) Class II directors, each to serve a term of three years;
•	Proposal 2: Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026; and
•	Proposal 3: Advisory approval of the compensation of the Company’s named executive officers, as disclosed in this Proxy Statement in accordance with rules of the SEC.
What if another matter is properly brought before the meeting?
Our Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.
How do I vote?
For Proposal 1, election of Class II directors, you may either vote “For” all the nominees to our Board of Directors or you may “Withhold” your vote for any of the nominees you specify. For Proposal 2, ratification of the appointment of our independent registered public accounting firm, and Proposal 3, your advisory approval of the compensation of our named executive officers, you may vote “For” or “Against” or abstain from voting.

The procedures for voting are as follows:
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may vote (i) through the internet at the Annual Meeting or, prior to the Annual Meeting, vote by proxy (ii) using the proxy card (that you may request), (iii) over the telephone or (iv) through the internet. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote at the meeting even if you have already voted by proxy.
•
To vote at the Annual Meeting, you must be present via live webcast and follow the instructions at www.virtualshareholdermeeting.com/LYEL2026. You will need to enter your 16-digit Control Number found on your Notice, proxy card (if requested) or voting instruction form.

•
To vote prior to the Annual Meeting (until 11:59 p.m. Eastern Time on June 9, 2026), you may vote by proxy by completing and returning the proxy card (if requested), over the telephone or through the internet at www.proxyvote.com, each as described below.

•
To vote using the proxy card (if requested), simply complete, sign and date the proxy card and return it promptly in the envelope provided. If you return your signed proxy card to the Company before the Annual Meeting, we will vote your shares as you direct.

•
To vote over the telephone, dial the number provided on your Notice or proxy card (if requested) using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and your Control Number from your Notice or proxy card (if requested). Your telephone vote must be received by 11:59 p.m. Eastern Time on June 9, 2026 to be counted.

•
To vote through the internet prior to the Annual Meeting, go to www.proxyvote.com and follow the instructions to submit your vote on an electronic proxy card. You will be asked to provide the company number and your Control Number from your Notice or proxy card (if requested). Your internet vote must be received by 11:59 p.m. Eastern Time on June 9, 2026 to be counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank
If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a voting instruction form or Notice containing voting instructions from that organization rather than from us. You must follow these instructions for your bank, broker or other stockholder of record to vote your shares per your instructions. Alternatively, many brokers and banks provide the means to grant proxies or otherwise instruct them to vote your shares by telephone and through the internet, including by providing you with a 16-digit Control Number via email or on your Notice, proxy card (if requested) or your voting instruction form. If your shares are held in an account with a broker, bank or other stockholder of record providing such a service, you may instruct them to vote your shares by telephone (by calling the number provided in the proxy materials) or through the internet as instructed by your broker, bank or other stockholder of record. If you did not receive your 16-digit Control Number via email or on your Notice, proxy card (if requested) or voting instruction form, and you wish to vote prior to or at the Annual Meeting, you must follow the instructions from your broker, bank or other stockholder of record, including any requirement to obtain your 16-digit Control Number. Many brokers, banks and other stockholders of record allow a beneficial owner to obtain their 16-digit Control Number either online or by mail, and we recommend that you contact your broker, bank or other stockholder of record to do so.
Internet proxy voting will be provided to allow you to vote your shares, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.
How many votes do I have?
On each matter to be voted upon, you have one vote for each share of common stock you own as of April 14, 2026.

If I am a stockholder of record and I do not vote, or if I return a proxy card or otherwise vote without giving specific voting instructions, what happens?
If you are a stockholder of record and do not vote through the internet at the Annual Meeting or, prior to the Annual Meeting, by completing your proxy card (if requested), by telephone or through the internet, your shares will not be voted.
If you return a signed and dated proxy card (if requested) or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of each of the nominees for director (Proposal 1), “For” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026 (Proposal 2), and “For” the advisory approval of the compensation of our named executive officers (Proposal 3). If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.
If I am a beneficial owner of shares held in street name and I do not provide my broker or bank with voting instructions, what happens?
If you are a beneficial owner of shares held in street name and you do not instruct your broker, bank or other agent how to vote your shares, your broker, bank or other agent may still be able to vote your shares in its discretion. Under the rules of the New York Stock Exchange (“NYSE”), brokers, banks and other securities intermediaries that are subject to NYSE rules may use their discretion to vote your “uninstructed” shares with respect to matters considered to be “routine” under NYSE rules, but not with respect to “non-routine” matters. All brokers registered as members with the NYSE are subject to NYSE rules and, accordingly, the NYSE rules apply to the voting of all shares held in a brokerage account, including shares of a company like ours listed on the Nasdaq Stock Market (“Nasdaq”). In this regard, Proposals 1 and 3 are considered to be “non-routine” under NYSE rules, meaning that your broker may not vote your shares on these proposals in the absence of your voting instructions. However, Proposal 2 is considered to be a “routine” matter under NYSE rules, meaning that if you do not return voting instructions to your broker by its deadline, your shares may be voted by your broker in its discretion on Proposal 2.
If you are a beneficial owner of shares held in street name, and you do not plan to attend the Annual Meeting, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.
Who is paying for this proxy solicitation?
We will pay for the entire cost of soliciting proxies. In addition to the proxy materials, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.
What does it mean if I receive more than one Notice?
If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions in the Notice to ensure that all of your shares are voted.
Can I change my vote after submitting my proxy?
Stockholder of Record: Shares Registered in Your Name
Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:
•	You may request and submit another properly completed proxy card with a later date.
•	You may grant a subsequent proxy by telephone or through the internet.
•	You may send a timely written notice that you are revoking your proxy to our Corporate Secretary at 201 Haskins Way, South San Francisco, CA 94080.
•	You may attend the Annual Meeting and vote through the internet. Simply attending the meeting will not, by itself, revoke your proxy.

Your most current proxy card or telephone or internet proxy is the one that is counted.
Beneficial Owner: Shares Registered in the Name of Broker or Bank
If your shares are held by your broker, bank or other agent, you should follow the instructions provided by your broker, bank or other agent.
When are stockholder proposals due for next year’s annual meeting?
To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by December 25, 2026 to our Corporate Secretary at 201 Haskins Way, South San Francisco, CA 94080. However, if our 2027 Annual Meeting of Stockholders is not held between May 11, 2027 and July 10, 2027, then the deadline will be a reasonable time prior to the time that we begin to print and mail our proxy materials.
If you wish to submit a proposal (including a director nomination) at our 2027 Annual Meeting of Stockholders that is not to be included in next year’s proxy materials, you must do so by not earlier than February 10, 2027 and not later than 5:00 p.m. Pacific Time on March 12, 2027, provided, however, that if our 2027 Annual Meeting of Stockholders is not held between May 11, 2027 and July 10, 2027, your proposal must be submitted not earlier than the 120th day prior to our 2027 Annual Meeting of Stockholders and not later than the close of business on the 90th day prior to our 2027 Annual Meeting of Stockholders or the 10th day following the day on which public announcement of such meeting is first made. You are advised to review our bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.
The proxy solicited by our Board of Directors for the 2027 Annual Meeting will confer discretionary voting authority with respect to (i) any proposal presented by a stockholder at that meeting for which we have not been provided with timely notice and (ii) any proposal made in accordance with our bylaws, if the 2027 proxy statement briefly describes the matter and how management proxy holders intend to vote on it, unless we are not permitted to do so pursuant to Rule 14a-4(c)(2) promulgated under the Securities Exchange Act of 1934, as amended (“Exchange Act”).
How are votes counted?
Votes will be counted by the inspector of election appointed for the meeting, who will separately count, for Proposal 1 (proposal to elect directors), votes “For,” “Withhold” and broker non-votes; and with respect to Proposal 2 (proposal to ratify appointment of auditors) and Proposal 3 (stockholder advisory vote to approve the compensation of our named executive officers), votes “For” and “Against,” abstentions and, if applicable, broker non-votes. Abstentions and broker non-votes, if any, will have no effect and will not be counted towards the vote total for any proposal.
What are “broker non-votes”?
As discussed above, when a beneficial owner of shares held in street name does not give voting instructions to his or her broker, bank or other securities intermediary holding his or her shares as to how to vote on matters deemed to be “non-routine” under NYSE rules, the broker, bank or other such agent cannot vote the shares. These un-voted shares are counted as “broker non-votes.” Proposals 1 and 3 are considered to be “non-routine” under NYSE rules, and we therefore expect broker non-votes to exist in connection with these proposals.
As a reminder, if you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.

How many votes are needed to approve each proposal?
The following table summarizes the minimum vote needed to approve each proposal and the effect of abstentions and broker non-votes.

Proposal Number	Proposal Description	Vote Required for Approval	Effect of Abstentions	Effect of Broker Non-Votes
1	Election of Directors	Nominee receiving the most “For” votes; withheld votes will have no effect.	Not applicable	No effect

2	Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026
“For” votes from the holders of a majority of the voting power of the shares present by remote communication or represented by proxy at the meeting and voting affirmatively or negatively (excluding abstentions and broker non-votes) on the matter.
			No effect	Not applicable(1)

3	Advisory vote on the compensation of the Company’s named executive officers
“For” votes from the holders of a majority of the voting power of the shares present by remote communication or represented by proxy at the meeting and voting affirmatively or negatively (excluding abstentions and broker non-votes) on the matter.
			No effect	No effect

(1)
This proposal is considered to be a “routine” matter under NYSE rules. Accordingly, if you hold your shares in street name and do not provide voting instructions to your broker, bank or other agent that holds your shares, your broker, bank or other agent has discretionary authority under NYSE rules to vote your shares on this proposal and therefore there will not be any broker non-votes for this proposal.

What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present at the meeting by remote communication or represented by proxy. As noted above, on the Record Date, there were 23,332,524 shares of common stock outstanding and entitled to vote.
Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the chairperson of the meeting or the holders of a majority of shares present at the meeting by remote communication or represented by proxy may adjourn the meeting to another date.
How can I find out the results of the voting at the Annual Meeting?
Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.
What proxy materials are available on the internet?
This Proxy Statement and Annual Report on Form 10-K are available at ir.lyell.com and www.proxyvote.com.

Proposal 1

Election of Directors
Our Board of Directors is divided into three classes. Presently, Class II and Class III each consists of three directors, and Class I consists of two directors. Each class has a three-year term, with the terms of office of the respective classes expiring in successive years. Vacancies on our Board of Directors may be filled by the affirmative vote of a majority of the directors then in office. A director elected by our Board of Directors to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified or, if sooner, until the director’s death, resignation or removal.
Our Board of Directors presently has eight members. There are three directors in Class II whose term of office expires in 2026, all of whom have been nominated by our Board of Directors for re-election at the Annual Meeting. Drs. Klausner and Brawley and Mr. Rieflin were each previously elected by our stockholders. Each of the nominees listed below is a current director who was nominated by our Board of Directors at the recommendation of the Nominating and Corporate Governance Committee. If elected at the Annual Meeting, each of these nominees would serve until the 2029 annual meeting and until his successor has been duly elected and qualified or, if sooner, until the director’s death, resignation or removal.
Directors are elected by a plurality of the votes of the holders of shares present in person, by remote communication or represented by proxy and entitled to vote on the election of directors. Accordingly, the three nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the three nominees named below. If any nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead be voted for the election of a substitute nominee proposed by our Board of Directors, or alternatively, our Board of Directors may leave a vacancy on our Board of Directors or reduce the number of directors to be elected at the Annual Meeting. Each person nominated for election has agreed to serve if elected. Our management has no reason to believe that any nominee will be unable to serve. It is our policy to encourage directors and nominees for director to attend the Annual Meeting. Five directors attended our annual meeting of stockholders in 2025.
Nominees to Our Board of Directors
The nominees and their ages as of March 31, 2026, the class in which they are being nominated, positions and length of board service are provided in the table below. Additional biographical descriptions of each nominee are set forth in the text below the table. These descriptions include the primary individual experience, qualifications, qualities and skills of each of the nominees that led to the conclusion that each director should serve as a member of our Board of Directors at this time.

Name of Director Nominee	Class	Age	Position	Director Since
Richard Klausner, M.D.	II	74	Chair of the Board of Directors	September 2018
Otis Brawley, M.D.(1)	II	66	Director	April 2021
William Rieflin(2)(3)	II	66	Director	May 2020

(1)	Chair of the Nominating and Corporate Governance Committee
(2)	Chair of the Audit Committee
(3)	Member of the Compensation Committee
Otis Brawley, M.D., has served as a member of our Board of Directors since April 2021. Dr. Brawley has served as a Bloomberg Distinguished Professor of Oncology and Epidemiology at Johns Hopkins University since January 2019 and a member of the board of directors of PDS Biotechnology Corporation, a publicly traded biotechnology company, since November 2020, Incyte Corporation since September 2021 and Agilent Technologies since November 2021. From April 2007 to December 2018, he served as the Chief Medical and Scientific Officer of American Cancer Society. From January 2002 to August 2007, he was director of the Georgia Cancer Center at Grady Memorial Hospital. From April 2001 to December 2018, he served as a professor of hematology, oncology, medicine and epidemiology at Emory University. Dr. Brawley received an M.D. from the University of Chicago, Pritzker School of Medicine and a B.S. in Chemistry from the University of Chicago. He completed an internal medicine residency at Case-Western Reserve University and a fellowship in medical oncology at the National Cancer Institute. He is board certified in internal medicine and medical oncology. We believe that Dr. Brawley’s education and expertise in the field of oncology, as well as his experience on public company and non-profit boards, make him an appropriate member of our Board of Directors.

Rick Klausner, MD., is our founder and current Board Chair and was previously our Chief Executive Officer from September 2018 to July 2020 and Executive Chairman from August 2020 to October 2021. Dr. Klausner is the founder, co-chair and Chief Scientific Officer of Altos Labs, a private life sciences company. He is co-founder and director of Prometheus, co-founder and director of Catharos and is a director of Ohalo Genetics. He is the President of the Milky Way Research Foundation and founder and Managing Partner of Milky Way Investments. He was the founder and director of Juno Therapeutics and the founder and director of GRAIL. He is the Chairman of Sonoma Biotherapeutics, Co-Founder and Chairman of Lifemine Therapeutics and founder and board member of Parabilis Medicines. He is the former Senior Vice President, Chief Medical Officer, and Chief Opportunity Officer of Illumina Corporation. Previously, he was Executive Director for Global Health of the Bill and Melinda Gates Foundation. Dr. Klausner was appointed by Presidents Clinton and Bush as the eleventh Director of the U.S. National Cancer Institute between 1995 and 2001. Dr. Klausner served as chief of the Cell Biology and Metabolism Branch of the National Institute of Child Health and Human Development and a past president of the American Society of Clinical Investigation. Dr. Klausner earned an M.D. from Duke Medical School and a B.S. from Yale University. We believe that Dr. Klausner’s scientific and medical expertise, particularly in cell biology, molecular biology and cancer, as well as his industry, academic and public service leadership roles, make him an appropriate member of our Board of Directors.
William Rieflin has served as a member of our Board of Directors since May 2020. From September 2010 to September 2018, he served as the Chief Executive Officer of NGM Biopharmaceuticals, Inc., where he served as Chairman of the Board from July 2022 to September 2025, as Executive Chairman from September 2018 to July 2022 and as a member of the board since 2010. Mr. Rieflin previously served on the board of directors of Anacor Pharmaceuticals, Inc., a pharmaceutical company, from April 2011 to June 2016, RAPT Therapeutics, Inc., a pharmaceutical company, from April 2015 to January 2025 and XenoPort, Inc. from September 2010 to July 2016. Mr. Rieflin also served as a board member of Flexus Biosciences until its acquisition in 2015. He currently serves on the board of directors of Kallyope, Inc. and Lycia Therapeutics, Inc., both privately held companies. Mr. Rieflin received an M.B.A. from the University of Chicago Booth Graduate School of Business, a J.D. from Stanford Law School and a B.S. in Industrial and Labor Relations from Cornell University. We believe that Mr. Rieflin’s extensive experience in the biopharmaceutical industry, his industry expertise and financial knowledge and his experience as a member of the board of directors of other public companies make him an appropriate member of our Board of Directors.
Our Board Of Directors Recommends
A Vote “FOR” each Named Nominee

Continuing Directors
Continuing directors and their ages as of March 31, 2026, the class in which they belong, positions and length of board service are provided in the table below. Additional biographical descriptions of each director are set forth in the text below the table.

Name of Director	Class	Age	Position	Director Since
Mark J. Bachleda, Pharm.D., M.B.A.(1)	I	51	Director	June 2025
Catherine Friedman(2)(3)	I	65	Lead Independent Director	August 2018
Elizabeth Nabel, M.D.(1)(2)	III	74	Director	April 2021
Sumant Ramachandra, M.D., Ph.D.(4)	III	57	Director	October 2024
Lynn Seely, M.D.	III	67	President, Chief Executive Officer and Director	May 2021

(1)	Member of the Nominating and Corporate Governance Committee
(2)	Member of the Audit Committee
(3)	Chair of the Compensation Committee
(4)	Member of the Compensation Committee
Mark J. Bachleda, Pharm.D., M.B.A., has served as a member of our Board of Directors since June 2025. Since June 2024, Dr. Bachleda has served as the Chief Executive Officer and member of the board of directors of Eyconis, Inc. Previously, Dr. Bachleda has served in executive leadership roles at Amgen, Juno Therapeutics and Bristol Myers Squibb (BMS), and most recently he was Chief Commercial Officer at Galera Therapeutics. Prior to joining Galera, he served as Vice President and U.S. Business Unit Head of the CAR T cell therapy franchise at BMS, a role he held previously at Celgene Corporation before its acquisition by BMS in 2019. Prior to this, he was Vice President, Sales and Account Management at Juno when it was acquired by Celgene in 2018. Previously, he had a 15-year career at Amgen in U.S. and international roles of increasing responsibility up to Country President and General Manager of Amgen Czech Republic. Earlier in his career, he held positions at Pfizer, Inc. and Johnson & Johnson. Dr. Bachleda is a registered pharmacist and received his Pharm.D. degree from the University of Illinois at Chicago. He completed a post-doctoral fellowship in health policy and economics at Thomas Jefferson University and earned MBA degrees from both Columbia University and the University of California, Berkeley. We believe that Dr. Bachleda’s extensive work for biotechnology companies, particularly his experience with commercial operations, makes him an appropriate member of our Board of Directors.
Catherine Friedman has served as a member of our Board of Directors since August 2018 and Lead Independent Director since July 2021. Ms. Friedman is a business executive with nearly 40 years of experience across finance, technology and healthcare. Ms. Friedman is an Executive Venture Partner at GV Management Company, LLC, where she is a senior member of the investing team and advises the life sciences portfolio. Ms. Friedman has spent 15 years on the boards of leading public and private life sciences and technology companies. She has previously served as an independent director at Seer, Inc., Altaba Inc. (formerly Yahoo!), Revolution Healthcare Acquisition Corp. and until recently, at GRAIL, Vividion Therapeutics (acquired by Bayer) and Radius Health. Earlier in her career, Ms. Friedman spent nearly 24 years with Morgan Stanley. She held several executive positions, including Managing Director, Head of West Coast Healthcare, and co-head of Morgan Stanley’s biotechnology practice. Ms. Friedman holds a B.A. in economics from Harvard University and an M.B.A. from The University of Virginia’s Darden School of Business. She is a foundation trustee at the University of Virginia’s Darden School of Business. We believe that Ms. Friedman’s extensive financial experience and work for biotechnology companies make her an appropriate member of our Board of Directors.
Elizabeth Nabel, M.D., has served as a member of our Board of Directors since April 2021 and brings a unique perspective to health care based on her experience as a physician, research scientist, academic medicine leader and wellness advocate. She also serves on the board of directors of Moderna and Medtronic. Dr. Nabel currently is a Senior Advisor for ModeX Therapeutics/OPKO Health, a new biotechnology company focused on developing innovative immunotherapies for cancer and viral diseases. Since March 2021, she has served in several roles at ModeX Therapeutics/OPKO Health, including Executive Vice President of Strategy of ModeX Therapeutics, Chair of the OPKO Advisory Board, and Senior Advisor. From 2010 to 2021, she served as the President of Brigham Health and its Brigham and Women’s Hospital, an academic medical center consisting of hospitals and physician organizations operating inpatient and outpatient facilities, clinics, primary care health centers, diagnostic and treatment facilities, research laboratories, and postgraduate medical and scientific education and training programs, and was Professor of Medicine at Harvard Medical School. She is currently a Professor of Medicine emeritus. Prior to joining Brigham Health, she held a variety of roles, including Director, at the National Heart, Lung and Blood Institute at the National Institutes of Health, a federal agency funding research, training and education programs to promote the prevention and treatment of heart, lung and blood diseases, from 1999 to 2009, and Chief of Cardiology at the University of Michigan. Her colleagues have elected her to the American Academy of the Arts and Sciences, the National Academy of Medicine, the Association of American Physicians, the American Society of Clinical Investigation, and she is a Fellow of the American Association for the Advancement of Science. A native of St. Paul, Minnesota, Dr. Nabel received an M.D. from Weill Cornell Medical College and a B.A. in psychology from St. Olaf College, and she completed her internal medicine and cardiology training at Brigham and Women’s Hospital. We believe that Dr. Nabel’s education and extensive work in medicine makes her an appropriate member of our Board of Directors.
Sumant Ramachandra, M.D., Ph.D., has served as a member of our Board of Directors since October 2024. Since April 2025, Dr. Ramachandra has served as the Chief Executive Officer and member of the board of directors of Lutris Pharma Ltd., a biopharmaceutical company. Previously, he served as the Chief Executive Officer of ImmPACT Bio USA, Inc., a wholly-owned subsidiary of Lyell, since November 2021 and as a member of its board of directors from December 2021 to October 2024, when ImmPACT was acquired by Lyell. Prior to joining ImmPACT, Dr. Ramachandra was most recently Chief Science, Technology and Medical Officer for Baxter International since June 2017. In addition to these responsibilities, he was appointed President of Baxter Pharmaceuticals in mid-2019 and was appointed as Baxter’s Chair for the Global Inclusion Council focused on inclusion and diversity. Prior to Baxter, he worked with Pfizer, most recently as Senior Vice President, Head of Research & Development, Pfizer Essential Health. He served as Chief Scientific Officer at Hospira from 2008 to 2015 prior to Pfizer’s acquisition of Hospira in 2015. Earlier in his career, Dr. Ramachandra worked with Pfizer and Merck & Co. in various senior-level oncology global product development, medical affairs and business development and licensing roles and as a clinical pharmacologist. Before entering the industry in 2000, he was an intern and resident physician, medical services, at Massachusetts General Hospital, Harvard Medical School. We believe that Dr. Ramachandra’s education as well as his extensive industry experience make him an appropriate member of our Board of Directors.
Lynn Seely, M.D., has served as our President and Chief Executive Officer since December 2022 and has been a member of our Board of Directors since May 2021. She was formerly President and Chief Executive Officer and a member of the board of directors of Myovant Sciences, Inc., a biopharmaceutical company that gained marketing approval and launched ORGOVYX for men with advanced prostate cancer and MYFEMBREE for women with uterine fibroids and endometriosis. Prior to joining Myovant, Dr. Seely served as the Chief Medical Officer of Medivation, Inc. from 2005 to 2015. In this role, Dr. Seely oversaw the development and marketing approval of the blockbuster medicine XTANDI for men with castration-resistant prostate cancer and held leadership roles in drug development collaborations with Pfizer Inc. and Astellas Pharma US, Inc. Prior to joining Medivation, Dr. Seely served as Vice President of Clinical Development at Corgentech Inc., at Cytyc Health Corporation, and at ProDuct Health, Inc., a medical device company acquired by Cytyc Corporation. Dr. Seely began her industry career in clinical development at Chiron Corporation in 1996. Dr. Seely served as an independent director for Blueprint Medicines Corporation from 2016 until the sale of the company to Sanofi in 2025, and for TORL Biotherapeutics Corporation from 2023 to 2025. She currently serves on the Board of Managers for Life Science Cares Bay Area. Dr. Seely received a B.A. in journalism from the University of Oklahoma and an M.D. from the University of Oklahoma College of Medicine. She completed her residency and served as Chief Resident in internal medicine at Yale-New Haven Hospital, and she completed her Fellowship in endocrinology and metabolism at the University of California, San Diego, where she was on faculty before joining industry. We believe that Dr. Seely’s education and work in healthcare and life sciences makes her an appropriate member of our Board of Directors.

INFORMATION REGARDING OUR BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Independence of Our Board of Directors
As required under the Nasdaq listing standards (the “Nasdaq Listing Rules”), a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by its board of directors. Our Board of Directors consults with our counsel to ensure that their determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent Nasdaq Listing Rules, as in effect from time to time.
Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his or her family members, and us, our senior management and our independent auditors, our Board of Directors has affirmatively determined that none of our directors, other than Dr. Seely, has any relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, and that each of these directors is “independent” as that term is defined under the Nasdaq Listing Rules. Our Board of Directors has determined that Dr. Seely, by virtue of her positions as our President and Chief Executive Officer, is not independent under applicable rules and regulations of the SEC and the Nasdaq Listing Rules. In making these determinations, our Board of Directors considered the current and prior relationships that each non-employee director has with us and all other facts and circumstances our Board of Directors deemed relevant in determining their independence, including the beneficial ownership of our shares by each non-employee director.
Board Leadership Structure
Dr. Klausner currently serves as the Chair of our Board of Directors. In this role, Dr. Klausner has authority, among other things, to call and preside over our Board of Directors meetings, to set meeting agendas and to determine materials to be distributed to our Board of Directors. Accordingly, the Chair has substantial ability to shape the work of our Board of Directors. While the positions of chief executive officer and chair are currently held by different individuals, we do not believe there should be a fixed rule regarding the separation of these positions, or whether the chair should be an employee of ours or should be elected from among the non-employee directors. Our needs and the individuals available to assume these roles may require different outcomes at different times, and we and our Board of Directors believe that retaining flexibility in these decisions is in our best interests.
Ms. Friedman currently serves as our Lead Independent Director. In this role, Ms. Friedman presides over executive sessions of our Board of Directors and serves as a liaison to management on behalf of the independent members of our Board of Directors. As our Lead Independent Director, Ms. Friedman also has the authority to provide input on behalf of the independent directors on our Board of Directors agendas and schedules, call and preside over meetings of the independent directors, authorize retention of outside counsel, advisors or other consultants, set agendas for executive sessions and preside over Board meetings in the absence of the Board Chair. In light of Ms. Friedman’s extensive history with and knowledge of Lyell, and because our Lead Independent Director is empowered to play a significant role in the Board’s leadership and in reinforcing the independence of our Board of Directors, our Board of Directors believes that it is in the best interest of the Company and its stockholders for Ms. Friedman to continue to serve as our Lead Independent Director.
Our Nominating and Corporate Governance Committee periodically reviews these matters and makes recommendations to our Board of Directors.
Role of Our Board in Risk Oversight
One of the key functions of our Board of Directors is to oversee our risk management process. Our Board of Directors does not have a standing risk management committee but rather administers this oversight function directly through our Board of Directors as a whole, as well as through various standing committees of our Board of Directors that address risks inherent in their respective areas of oversight. In particular, our Board of Directors is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for us at any given time in our development.
Our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management team has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and risk management are undertaken. Our Audit Committee also monitors compliance with legal and regulatory requirements, in addition to oversight of the performance of our internal audit function. Our Audit Committee’s responsibilities also include assisting our Board of Directors in the oversight and assessment of risks related to data privacy, technology and information security, including cybersecurity.

Our Nominating and Corporate Governance Committee monitors the effectiveness of our Corporate Governance Guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct, as well as the effectiveness of our quality, corporate and healthcare compliance programs.
Our Compensation Committee assesses and monitors whether any of our compensation policies and practices are reasonably likely to have a material adverse effect on us.
Quarterly, we provide to our Board of Directors updates on our enterprise risks. Both our Board of Directors as a whole and the various standing committees receive periodic reports regarding compliance and risk management matters, as well as incidental reports as matters may arise. It is the responsibility of the committee chairs to report findings regarding material risk exposures to our Board of Directors as quickly as possible.
Meetings of Our Board of Directors and Committees
Our Board of Directors met thirteen times during the last fiscal year. The Audit Committee held five meetings, the Compensation Committee held seven meetings and the Nominating and Corporate Governance Committee held five meetings during the last fiscal year. All current directors attended at least 75% of the aggregate number of meetings of our Board of Directors and of the committees on which they served, held during the portion of the last fiscal year for which they were directors or committee members, respectively. Typically, in conjunction with the regularly scheduled meetings of our Board of Directors, the independent directors meet in executive sessions outside the presence of management.
Information Regarding Committees of Our Board of Directors
Our Board of Directors has three committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Copies of the charters for each committee are available on the investor relations section of our website at https://ir.lyell.com.
Our Board of Directors and each of the committees has authority to hire, at our expense, independent legal, financial or other advisors as they may deem necessary, without consulting or obtaining the approval of any officer of the Company in advance.
Our Board of Directors has determined that each member of each committee meets the applicable Nasdaq rules and regulations regarding “independence” and each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to us.
Below is a description of each committee of our Board of Directors.
Audit Committee
Our Audit Committee was established by our Board of Directors in accordance with Section 3(a)(58)(A) of the Exchange Act to oversee our corporate accounting and financial reporting processes and audits of our financial statements. Our Board of Directors has adopted a written Audit Committee charter that is available to stockholders on the investor relations portion of our website at https://ir.lyell.com.
The primary purpose of our Audit Committee is to discharge the responsibilities of our Board of Directors with respect to our corporate accounting and financial reporting processes, systems of internal control and financial-statement audits, and to oversee our independent registered accounting firm. Specific responsibilities of our Audit Committee include:
•	assisting our Board of Directors oversee our corporate accounting and financial reporting processes;
•
managing the selection, engagement terms, fees, qualifications, independence and performance of the registered public accounting firm engaged as our independent outside auditors to audit our financial statements;

•
discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent accountants, our interim and year-end operating results;

•	developing procedures for employees to submit concerns anonymously about questionable accounting, audit or other matters;
•	reviewing related person transactions;

•
obtaining and reviewing a report by the independent registered public accounting firm at least annually, that describes our internal quality control procedures, any material issues with such procedures and any steps taken to deal with such issues when required by applicable law;

•	approving, or, as permitted, pre-approving, audit and permissible non-audit services to be performed by the independent registered public accounting firm;
•
reviewing and assessing our risk management, risk assessment and major risk exposures with respect to financial, accounting, operational, environmental sustainability, competition and regulation, reviewing and discussing such risks with management and the auditors and reviewing the steps taken by our management to monitor, mitigate or otherwise control these exposures and identify future risks;

•
overseeing and assessing our risks related to data privacy, technology and information security, including cybersecurity, and regularly reviewing with management related issues, including cybersecurity threats faced by us, and steps we are taking to address them, as well as our internal controls and disclosure controls and procedures relating to cybersecurity incidents; and

•	reviewing with management our investment philosophy and policies, including management of investment risk and applicable policies pertinent to our investment portfolio.
Our Audit Committee also evaluates the performance of and assesses the qualifications of the independent auditors; determines and approves the engagement of the independent auditors; determines whether to retain or terminate the existing independent auditors or to appoint and engage new independent auditors; reviews and approves the retention of the independent auditors to perform any proposed permissible non-audit services; monitors the rotation of partners of the independent auditors on our audit engagement team as required by law; reviews and approves or rejects transactions between us and any related persons; confers with management and the independent auditors regarding the effectiveness of internal control over financial reporting; establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; and meets to review our annual audited financial statements and quarterly financial statements with management and the independent auditor.
Our Audit Committee currently consists of Mr. Rieflin, Ms. Friedman and Dr. Nabel, each of whom our Board of Directors has determined satisfies the independence requirements under Nasdaq Listing Rules and Rule 10A-3(b)(1) of the Exchange Act. The Chair of our Audit Committee is Mr. Rieflin. Our Board of Directors has determined that each of Mr. Rieflin, Ms. Friedman and Dr. Nabel is an “audit committee financial expert” within the meaning of SEC regulations. Each member of our Audit Committee can understand fundamental financial statements and the application of generally accepted accounting principles in accordance with applicable requirements. In arriving at these determinations, our Board of Directors has examined each Audit Committee member’s scope of experience and the nature of their employment in the corporate finance sector. Our Audit committee meets at least quarterly. The agenda for each meeting is usually developed in coordination with the Chair of the Audit Committee, in consultation with the Chief Executive Officer, the Chief Financial and Business Officer, the General Counsel and, as applicable, the independent auditors.

Report of the Audit Committee of the Board of Directors
The Audit Committee has reviewed and discussed the consolidated audited financial statements for the fiscal year ended December 31, 2025 with management of the Company. The Audit Committee has discussed with the Company’s independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee has recommended to the Board of Directors that the consolidated audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025.
William Rieflin
Catherine Friedman
Elizabeth Nabel, M.D.
The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing by Lyell Immunopharma, Inc. under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Compensation Committee
Our Compensation Committee currently consists of Ms. Friedman, Dr. Ramachandra and Mr. Rieflin. The Chair of our Compensation Committee is Ms. Friedman. Our Board of Directors has determined that each member of our Compensation Committee is independent under the Nasdaq Listing Rules. Our Board of Directors has adopted a written Compensation Committee charter that is available to stockholders on our website at https://ir.lyell.com.
The primary purpose of our Compensation Committee is to discharge the responsibilities of our Board of Directors in overseeing our compensation policies, plans and programs and to review and determine the compensation to be paid to our executive officers, directors and other senior management, as appropriate. Specific responsibilities of our Compensation Committee include:
•
reviewing our overall compensation strategy, including base salary, incentive compensation and equity-based grants, to assure that it promotes stockholder interests, supports our strategic and tactical objectives and provides appropriate rewards and incentives for our management and employees;

•	reviewing and approving the compensation of our chief executive officer, other executive officers and senior management and the corporate goals and objectives to be considered in such determination;
•	reviewing and approving the compensation paid to our non-employee directors;
•	administering our equity incentive plans and other benefit programs;
•
reviewing, adopting, amending and terminating, incentive compensation and equity plans, severance agreements, profit sharing plans, bonus plans, change-of-control protections and any other compensatory arrangements for our executive officers and other senior management;

•
periodically reviewing with management our major compensation-related risk exposures, whether risks arising from our compensation policies and practices are reasonably likely to have a material adverse effect on the Company and steps taken to monitor or mitigate such exposures;

•	overseeing periodic review, as appropriate, of the composition of our workforce;
•	periodically reviewing, approving, modifying and overseeing the application of our clawback policy and any required recoupment and disclosure; and
•	reviewing and approving the list of companies to be included in any compensation peer group used to determine pay levels based on criteria the Compensation Committee deems appropriate.
Compensation Committee Processes and Procedures
Typically, our Compensation Committee meets on a regular schedule several times per year. The agenda for each meeting is usually developed in coordination with the Chair of the Compensation Committee, in consultation with the Chief Executive Officer, the Chief Human Resources Officer and, as applicable, outside compensation consultants. From time to time, various members of management and other employees as well as outside advisors or consultants are invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings.
The Chief Executive Officer does not participate in, and is not present during, any deliberations or determinations of the Compensation Committee regarding her compensation or individual performance assessment. The charter of the Compensation Committee grants our Compensation Committee authority to conduct or authorize studies of, or investigations into, matters within the Compensation Committee’s scope of responsibility, with full access to all of our books, records, facilities and personnel. In addition, under its charter, our Compensation Committee has the authority to obtain, at our expense, advice and assistance from compensation consultants and internal and external legal, accounting or other advisors and other external resources that our Compensation Committee considers necessary or appropriate in the performance of its duties.
Generally, our Compensation Committee’s process comprises two related elements: the determination of compensation levels for the current year and the consideration of performance assessments. For executives other than the Chief Executive Officer, our Compensation Committee solicits and considers evaluations and recommendations submitted to our Compensation Committee by the Chief Executive Officer. In the case of the Chief Executive Officer, the evaluation of her performance is conducted by our full Board of Directors. Our Compensation Committee determines any adjustments to her compensation as well as awards to be granted to her based on the performance evaluation conducted by our Board of Directors. Our Compensation Committee periodically reviews and approves the form and amount of cash-based and equity-based compensation to be paid or awarded to our non-employee directors. For all executives and non-employee directors as part of its deliberations, our Compensation Committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, tax and accounting information, tally sheets that set forth the total compensation that may become payable to executives and non-employee directors in various hypothetical scenarios, executive and non-employee director stock ownership information, company stock performance data, analyses of historical executive or non-employee director compensation levels and current company-wide compensation levels and recommendations of our Compensation Committee’s compensation consultant, including analyses of executive and non-employee director compensation paid at other comparable life sciences companies identified by the consultant, including to understand the demand and competitiveness for attracting and retaining an individual with each of the executive’s or non-employee director’s specific expertise and experience.
Our Compensation Committee has direct responsibility for the oversight of the work of any consultants or advisors engaged for the purpose of advising the Compensation Committee. In particular, our Compensation Committee has the sole authority to retain, in its sole discretion, compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. Under the charter, our Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other advisor to our Compensation Committee, other than in-house legal counsel and certain other types of advisors, only after taking into consideration the six factors prescribed by the SEC and Nasdaq that bear upon the advisor’s independence; however, there is no requirement that any advisor be independent.
During the past fiscal year, after taking into consideration the factors prescribed by the SEC and Nasdaq, the Compensation Committee renewed its engagement of Alpine Rewards, LLC (“Alpine”) as its compensation consultant. The Compensation Committee requested that Alpine:
•	evaluate our existing compensation strategy and practices in supporting and reinforcing our long-term strategic goals;
•	assist in refining our compensation strategy and in developing and implementing an executive compensation program to execute that strategy; and
•	ensure our compensation strategy adheres to best in market governance practices.
As part of its engagement, Alpine was requested by our Compensation Committee to develop a comparative peer group of companies and to perform analyses of competitive performance and compensation levels for that peer group. Alpine then conducted a review and analysis of our executive and director compensation compared with current market practices and the peer group of companies, to be used for setting 2025 executive and director compensation levels. As part of its review and analysis, Alpine analyzed total direct compensation (inclusive of salary, cash bonuses and equity awards) of our executive officers based on an assessment of market trends through analysis of available public information in addition to proprietary data maintained by Alpine. Following an active dialogue with Alpine and management and resulting modifications, the Compensation Committee approved recommendations made by Alpine.
Historically, our Compensation Committee has made most of the significant adjustments to annual compensation and determined bonus and equity awards for our executives and employees at one or more meetings held during the first quarter of the year. However, our Compensation Committee may also consider matters related to individual compensation and does review and opine on compensation recommendations for new executive hires, as well as high-level strategic issues, such as the efficacy of our compensation strategy, potential modifications to that strategy and new trends, plans or approaches to compensation, at various meetings throughout the year.
Nominating and Corporate Governance Committee
Our Nominating and Corporate Governance Committee currently consists of Drs. Bachleda, Brawley and Nabel. The Chair of our Nominating and Corporate Governance Committee is Dr. Brawley.

Our Board of Directors has determined that each member of the Nominating and Corporate Governance Committee is independent under the Nasdaq Listing Rules, a non-employee director and free from any relationship that would interfere with the exercise of his or her independent judgment. Our Board of Directors has adopted a written Nominating and Corporate Governance Committee charter that is available to stockholders on our website at https://ir.lyell.com.
Specific responsibilities of our Nominating and Corporate Governance Committee include:
•
identifying and evaluating candidates, including the nomination of incumbent directors for reelection, new directors to fill vacancies and nominees recommended by stockholders, to serve on our Board of Directors;

•	considering and making recommendations to our Board of Directors regarding the composition and chairmanship of our Board of Directors and the committees of our Board of Directors;
•	nominate, as necessary and appropriate, an independent director to serve as lead independent director of our Board of Directors;
•	developing and instituting plans or programs for the continuing education of our Board of Directors and orientation of new directors, as necessary;
•	reviewing and making recommendations regarding directors’ and officers’ indemnification and insurance matters;
•	developing and making recommendations to our Board of Directors regarding corporate governance guidelines and related principles;
•
to the extent the committee determines appropriate, periodically reviewing and discussing with management our programs, policies and risks related to social responsibility, environmental and sustainability matters;

•	overseeing our quality assurance, corporate and healthcare compliance programs and periodically reviewing and discussing with management our programs, policies and risks related to such matters;
•
overseeing the evaluation of our senior management, periodically reviewing with our Chief Executive Officer the plans for succession to the offices of our Chief Executive Officer and other key executive officers and making recommendations to our Board of Directors with respect to the selection of appropriate individuals to succeed to these positions;

•	overseeing periodic evaluations of our Board of Directors’ performance, including committees of our Board of Directors, and reviewing the committee charter at least annually; and
•
reviewing any stockholder proposals submitted for inclusion in our proxy statement and recommending to our Board any statements in response and considering any stockholder nominees for election to the Board at our annual meeting of stockholders.

Board Membership Criteria
Our Board of Directors considers director nominee recommendations from our Nominating and Corporate Governance Committee. Director candidates must have certain minimum qualifications, including being able to understand basic financial statements and having the highest personal integrity and ethics. In considering candidates recommended by the Nominating and Corporate Governance Committee, our Board also considers factors such as: (i) possessing relevant expertise upon which to be able to offer advice and guidance to management; (ii) having sufficient time to devote to our affairs; (iii) demonstrating excellence in his or her field; (iv) having the ability to exercise sound business judgment; (v) experience as a board member or executive officer of another publicly-held company; (vi) having a diverse personal background, perspective and experience; (vii) requirements of applicable law, regulations and Nasdaq; (viii) potential conflicts of interest with other pursuits; (ix) having the commitment to rigorously represent the long-term interests of our stockholders; and (x) strength of character, familiarity with our business and industry and independence of thought. Our Board of Directors reviews candidates for director nomination in the context of the current composition of our Board of Directors, our operating requirements and the long-term interests of our stockholders. In conducting this assessment, our Board of Directors considers various factors, including, but not limited to, those factors listed in more detail below.

In considering potential board candidates, our Board of Directors believes it is important to take into consideration the full breadth of life experiences, including areas of professional expertise, gender and demographic characteristics and military backgrounds. We are proud to report that one of our current directors is a U.S. military veteran. In addition to our director who is a military veteran, our Board of Directors otherwise includes 37.5% women and 25.0% underrepresented groups.
In the case of new director candidates, our Nominating and Corporate Governance Committee also determines whether the nominee is independent for Nasdaq purposes, which determination is based upon applicable Nasdaq Listing Rules, applicable SEC rules and regulations and the advice of counsel, if necessary. Our Nominating and Corporate Governance Committee then uses its, and our Board’s, network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The function of the professional search firm would be to identify potential candidates, including those with characteristics discussed above, facilitate meetings with the candidates, conduct diligence regarding the candidate and confirm such candidate’s background. After identifying the potential candidates, our Nominating and Corporate Governance Committee, or the third-party search firm, if used, would then conduct any appropriate and necessary inquiries into the backgrounds and qualifications of such possible candidates after considering the function and needs of our Board of Directors. Our Nominating and Corporate Governance Committee would then meet to discuss and consider the candidates’ qualifications and then select a nominee for recommendation to our Board by majority vote.
Our Nominating and Corporate Governance Committee will also consider director candidates recommended by stockholders. Our Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by our Nominating and Corporate Governance Committee to become nominees for election to our Board of Directors may do so by delivering a written recommendation to the Nominating and Corporate Governance Committee at the following address: 201 Haskins Way, South San Francisco, CA 94080, Attn: Corporate Secretary, in accordance with the timeline outlined in the section entitled “When are stockholder proposals due for next year’s annual meeting?” under the heading “Questions and Answers About These Proxy Materials and Voting.” Submissions must include the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director and a representation that the nominating stockholder is a beneficial or record holder of our stock and has been a holder for at least one year. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.
Stockholder Engagement and Communications with Our Board of Directors
We consider our relationships with our stockholders to be a high priority. We recognize that stockholders can have a wide range of interests and views on our practices, objectives and operations. To ensure that our Board of Directors and management have an opportunity to listen to and understand the varying perspectives of our stockholders, members of the management team engage in ongoing dialogues with stockholders through our proactive investor relations program. In 2025, members of management regularly contacted certain of our stockholders and had constructive conversations with and sought feedback from these stockholders. Topics discussed included, among other things, business strategy, research and development programs, manufacturing capabilities and scientific and clinical data we have presented. As a result of these discussions, our management and our Board of Directors (through updates from management) gained useful understanding and insight into the views of our stockholders. Additionally, as a result of these conversations, we update our investor presentations to provide relevant and useful information to stockholders.
Our Board of Directors has adopted a formal process by which stockholders may communicate with our Board of Directors. Stockholders who wish to communicate with our Board of Directors or any individual director may do so by sending a written communication addressed to our Board of Directors or such director at the following address:
Lyell Immunopharma, Inc.
201 Haskins Way
South San Francisco, CA 94080
Attn: Corporate Secretary
The Corporate Secretary will review each communication and forward such communication to our Board of Directors or to any individual director to whom the communication is addressed unless the communication contains advertisements or solicitations or is unduly hostile, threatening or similarly inappropriate.

Non-Employee Director Compensation
The following table shows for the fiscal year ended December 31, 2025, certain information with respect to the compensation of our non-employee directors:

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)(2)(3)	Total ($)
Mark Bachleda, Pharm.D., M.B.A.(4)	30,606	120,091	150,697
Otis Brawley, M.D.	60,000	37,609	97,609
Catherine Friedman	105,000	37,609	142,609
Richard Klausner, M.D.	85,000	37,609	122,609
Elizabeth Nabel, M.D.	65,000	37,609	102,609
Robert Nelsen(5)	21,464	—	21,464
Sumant Ramachandra, M.D., Ph.D.	56,307	37,609	93,916
William Rieflin	77,500	37,609	115,109

(1)	As of December 31, 2025, our non-employee directors held options to purchase shares of our common stock as set forth below:

Name	Number of Option Awards (#)
Mark Bachleda, Pharm.D., M.B.A.	13,000
Otis Brawley, M.D.	42,250
Catherine Friedman	54,750
Richard Klausner, M.D.	424,205
Elizabeth Nabel, M.D.	42,250
Robert Nelsen	—
Sumant Ramachandra, M.D., Ph.D.	19,500
William Rieflin	42,250

No other options were held by non-employee directors as of December 31, 2025.
(2)
All of the option awards were granted under our 2021 Equity Incentive Plan. The amounts shown represent the grant date fair values of option awards granted in 2025 as computed in accordance with Financial Accounting Standards Board Accounting Standards Codification, Topic 718 (“FASB ASC Topic 718”). See Note 14, Stock-based Compensation, to our audited consolidated financial statements included in Part II, Item 8 of our Annual Report on Form 10-K for the year ended December 31, 2025 for a discussion of the assumptions used in the calculation.

(3)
The amount shown corresponds to (i) for each of our directors except Dr. Bachleda, the annual grant of an option to purchase 6,500 shares of our common stock on May 15, 2025 and (ii) for Dr. Bachleda, an initial option grant to purchase 13,000 shares of our common stock granted on June 9, 2025, each pursuant to the then-current Non-Employee Director Compensation Policy.

(4)	Dr. Bachleda joined our Board of Directors on June 9, 2025 and was appointed to the Nominating and Corporate Governance Committee on June 24, 2025, and his fees were pro-rated.
(5)	Mr. Nelsen did not stand for re-election at the 2025 Annual Meeting and, as such, ceased serving as a director as of May 15, 2025.
Dr. Seely also served on our Board of Directors during 2025 but did not receive any additional compensation for her service as a director. For information regarding her compensation as our President and Chief Executive Officer, see the section titled “Executive Compensation.”
We have reimbursed and will continue to reimburse our non-employee directors for their reasonable out-of-pocket expenses incurred in attending Board of Directors and committee meetings.

Non-Employee Director Compensation Policy
Our Board of Directors adopted the Non-Employee Director Compensation Policy for our non-employee directors, as amended and restated in April 2021, April 2022, September 2023 and April 2024 (the “Prior Policy”). In April 2026, to bring our non-employee director compensation program in line with the practices of our peer group, our Compensation Committee approved updates to the Prior Policy to increase the equity compensation to our non-employee directors, effective June 10, 2026, the date of the Annual Meeting (such updated policy, the “Updated Director Compensation Policy”). No changes were made to the cash compensation our non-employee directors are eligible to receive in connection with the Updated Director Compensation Policy. The Updated Director Compensation Policy provides that our non-employee directors receive the following compensation for service on our Board of Directors:
•	an annual cash retainer of $50,000 (same as under the Prior Policy) for all non-employee directors other than the lead independent director/Chair of our Board of Directors;
•	an annual cash retainer of $80,000 (same as under the Prior Policy) for the lead independent director of our Board of Directors;
•	an annual cash retainer of $85,000 (same as under the Prior Policy) for the Chair of our Board of Directors;
•
an additional annual cash retainer of $20,000, $15,000, and $10,000 (same as under the Prior Policy) for service as Chair of the Audit Committee, Compensation Committee and the Nominating and Corporate Governance Committee, respectively;

•
an additional annual cash retainer of $10,000, $7,500 and $5,000 (same as under the Prior Policy) for service as a member of the Audit Committee, Compensation Committee and the Nominating and Corporate Governance Committee, respectively (other than for as the chair for any such committee);

•
an appointment option grant, upon the date a new non-employee director is first elected or appointed to our Board of Directors, to purchase the lesser of (i) shares of common stock calculated to have a Black-Scholes value of $500,000 on the date of grant, rounded to the nearest whole number; and (ii) 18,500 shares (an increase from 13,000 shares under the Prior Policy) of common stock, with such grant vesting in 36 equal monthly installments measured from the date the non-employee director is first elected or appointed to our Board of Directors, subject to the non-employee director’s continued service on each applicable vesting date; and

•
an annual option grant, upon the date of each of our annual meeting of stockholders, to purchase the lesser of (i) shares of common stock calculated to have a Black-Scholes value of $300,000 on the date of grant, rounded to the nearest whole number; and (ii) 9,250 shares (an increase from 6,500 shares under the Prior Policy) of common stock, all of which shares vest on the earlier of (a) the date of the next annual meeting (or the date immediately prior to such date if the non-employee director’s service as a director ends at such annual meeting due to the director’s failure to be re-elected or the director not standing for re-election) or (b) the first anniversary of the date of grant, in each case subject to the non-employee director’s continued service on each applicable vesting date.

Each appointment option grant and annual option grant is granted under our 2021 Equity Incentive Plan (“2021 Plan”). In the event of our Change in Control (as defined in the 2021 Plan), each non-employee director’s then-outstanding equity awards will become fully vested immediately prior to the closing of the Change in Control, provided that he or she remains in continuous service until immediately prior to the date of such Change in Control.
Code of Business Conduct and Ethics
Our Code of Business Conduct and Ethics applies to all of our employees, officers and directors. This includes our principal executive officer, principal financial officer and principal accounting officer or controller, or persons performing similar functions. The full text of our Code of Business Conduct and Ethics may be viewed at the investors relations portion of our website at https://ir.lyell.com, in the section entitled “Governance Highlights” under “Corporate Governance.” We intend to satisfy the disclosure requirements under Item 5.05 of the SEC Form 8-K regarding an amendment to, or waiver from, a provision of our Code of Business Conduct and Ethics by posting such information on our website at the website address and location specified above.

Sustainability and Corporate Responsibility
As we strive to deliver innovative cell therapies to patients with cancer, we are also focused on enabling the long-term strength and sustainability of Lyell. In order to achieve our ambitious goals, we aim to build a sustainable company where our employees can thrive. We are cultivating a culture grounded in novel science and respect — for patients, our employees, our community and our planet — and operate with integrity and transparency. As we continue to evolve our sustainability and corporate responsibility approach, we are committed to listening to and learning from our communities and stakeholders, and we remain focused on our mission and contributing to a sustainable future for Lyell and patients.
Our people are the foundation of our strength, and our goal is to create an environment where employees can do their best work. We believe that teams from different backgrounds promote diversity of thought and better business outcomes and have taken a number of initiatives to attract, retain and engage talent. As a clinical-stage biotechnology company, we also understand the imperative to combat the growing threat of global climate change. We have taken steps to minimize our environmental impact, from reducing waste and use of plastic in our offices to operating a paperless manufacturing facility.
Corporate Governance Guidelines
In April 2021, our Board of Directors adopted the Corporate Governance Guidelines, as amended and restated most recently in December 2025, to assure that our Board of Directors will have the necessary authority and practices in place to review and evaluate our business operations as needed and to make decisions that are independent of our management. The guidelines are also intended to align the interests of directors and management with those of our stockholders. The Corporate Governance Guidelines set forth the practices our Board of Directors intends to follow with respect to board composition and selection, including diversity of perspectives, board meetings and involvement of senior management, Chief Executive Officer performance evaluation and succession planning and Board of Directors and committee self-assessments. The Corporate Governance Guidelines, as well as the charters for each committee of our Board of Directors, may be viewed on the investor relations section of our website at http://ir.lyell.com.
Insider Trading Policy; Prohibitions on Hedging, Pledging and Short-Term Speculative Transactions
We have adopted an Insider Trading Policy governing the purchase, sale and/or other dispositions of the Company’s securities by directors, officers and employees that is designed to promote compliance with insider trading laws, rules and regulations, as well as procedures designed to further the foregoing purposes. A copy of our Insider Trading Policy is filed as an exhibit to our Annual Report on Form 10-K for our fiscal year ended December 31, 2025. In addition, to the extent the Company engages in market transactions in our securities, it is the Company’s intent to comply with applicable laws and regulations relating to insider trading.
Our Insider Trading Policy also prohibits our employees, including our executive officers, and members of our Board of Directors and designated consultants from:
•
purchasing financial instruments, or otherwise engaging in transactions, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our common stock, such as prepaid variable forward contracts, equity swaps, collars, forward sale contracts, and exchange funds;

•	purchasing our common stock on margin or holding it in a margin account at any time;
•	pledging our common stock as collateral for a personal loan; and
•
engaging in short sales, transactions in put options, call options or other derivative securities on an exchange or in any other organized market, or in any other inherently speculative transactions with respect to our common stock.

Proposal 2

Ratification of Appointment of Independent Registered Public Accounting Firm
The Audit Committee of our Board of Directors has appointed Ernst & Young LLP as our principal independent registered public accounting firm for the fiscal year ending December 31, 2026. As a matter of good corporate governance, our Audit Committee has decided to submit its appointment of the independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. In the event stockholders do not ratify the appointment, our Audit Committee will reconsider whether to retain that firm. Even if the appointment is ratified, our Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in our best interests and the best interests of our stockholders.
Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Principal Accountant Fees and Services
The following table represents aggregate fees billed to us for the fiscal years ended December 31, 2025 and December 31, 2024 by Ernst & Young LLP, our principal accountant.

	Fiscal Year Ended
	2025	2024
	(in thousands)
Audit Fees	$1,767	$1,995
Audit-related Fees	—	—
Tax Fees	42	25
All Other Fees	—	—
Total Fees	$1,809	$2,020

Audit Fees. Audit Fees include billed and unbilled fees for the audit of our consolidated financial statements included in our Annual Report on Form 10-K, our registration statements on Form S-3 and Form S-8, the review of the unaudited interim financial statements included in our quarterly reports on Form 10-Q, other professional services related to our SEC filings and various accounting consultations. This category also includes fees for comfort letters and consents issued in connection with SEC filings.
Audit-Related Fees. Audit-related fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees.” We did not incur any such fees in fiscal years 2025 and 2024.
Tax Fees. Tax fees included tax compliance, tax advice and tax planning fees.
All Other Fees. All other fees include any fees billed that are not audit, audit related, or tax fees.
All fees described above were pre-approved by the Audit Committee.
Pre-Approval Policies and Procedures
Our Audit Committee has adopted procedures for the pre-approval of audit and non-audit services rendered by our independent registered public accounting firm, Ernst & Young LLP. The Audit Committee charter generally pre-approves specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual, explicit, case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services has been delegated to the Chair of the Audit Committee, but the decision must be reported to the full Audit Committee at its next scheduled meeting.
The Audit Committee has determined that the rendering of services other than audit services by Ernst & Young LLP is compatible with maintaining the principal accountant’s independence.
Our Board Of Directors Recommends
A Vote In Favor Of Proposal 2

Proposal 3

Advisory Vote to Approve the Compensation of Our Named Executive Officers
Under the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and Section 14A of the Exchange Act, our stockholders are entitled to vote to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with SEC rules. At our 2023 Annual Meeting of Stockholders, the stockholders indicated their preference that we solicit a non-binding advisory vote on the compensation of our named executive officers, commonly referred to as a “say-on-pay” vote, every year. Consistent with that preference, our Board of Directors has determined to solicit such advisory vote on an annual basis. Accordingly, this year, we are asking the stockholders to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with SEC rules.
This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement. The compensation of our named executive officers subject to the vote is disclosed in the compensation tables and the related narrative disclosure contained in this Proxy Statement. As discussed in those disclosures, we believe that our compensation policies and decisions are consistent with current market practices. Compensation of our named executive officers is designed to enable us to attract and retain talented and experienced executives to lead us successfully in a competitive environment.
Accordingly, our Board of Directors is asking the stockholders to indicate their support for the compensation of our named executive officers as described in this Proxy Statement by casting a non-binding advisory vote “FOR” the following resolution:
“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion, is hereby APPROVED.”
Because the vote is advisory, it is not binding on our Board of Directors or the Company. Nevertheless, the views expressed by our stockholders, whether through this vote or otherwise, are important to management and our Board of Directors and, accordingly, our Board of Directors and our Compensation Committee intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements. Unless our Board decides to modify its policy regarding the frequency of soliciting advisory votes on the compensation of the Company’s named executive officers, the next scheduled say-on-pay vote will be at the 2027 Annual Meeting of Stockholders.
Our Board Of Directors Recommends
A Vote In Favor Of Proposal 3

Executive Officers
The following table sets forth information regarding our executive officers as of the date hereof.

Name	Age	Position Held With the Company
Executive Officers
Lynn Seely, M.D.	67	President, Chief Executive Officer and Director
Stephen Hill	55	Chief Operating Officer
Gary Lee, Ph.D.	50	Chief Scientific Officer
Mark Meltz	52	General Counsel and Corporate Secretary
Smital Shah	49	Chief Financial and Business Officer
David Shook, M.D.	48	Chief Medical Officer

Executive Officers
Lynn Seely, M.D. Biographical information regarding Dr. Seely is set forth under the “Continuing Directors” section in this Proxy Statement.
Stephen Hill has served as our Chief Operating Officer since October 2021. He joined Lyell in June 2019 as our Chief Technical Operations Officer. From June 2018 to June 2019, he was Senior Vice-President, Head of Global Biologics Operations and from March 2016 to June 2018 as Vice-President, Site Head at AstraZeneca, a publicly-traded company. From December 2012 through February 2016, Mr. Hill served in multiple positions at Amgen, including as Vice President, Bulk Manufacturing, Executive Director, Plant Manager and Executive Director, Manufacturing Technologies. Mr. Hill received an M.B.A. and a B.S. in Microbiology and B.A. in Political Science from the University of Washington.
Gary Lee, Ph.D., has served as our Chief Scientific Officer since January 2022. Dr. Lee is a veteran biotech executive with over a decade of experience leading cell and gene therapy programs for human applications. From October 2018 to January 2022, Dr. Lee was the Chief Scientific Officer at Senti Bio. From August 2005 to October 2018, Dr. Lee held positions of increasing scientific and leadership responsibility at Sangamo Therapeutics, including last as the Vice President of Cell Therapy. Dr. Lee earned his Ph.D. in Chemical Engineering from the University of California, Berkeley, and his B.S. in Chemical Engineering from the California Institute of Technology.
Mark Meltz has served as our General Counsel since June 2025. Prior to joining Lyell, he served as Chief Operating Officer and General Counsel of Kinnate Biopharma, a clinical stage precision oncology company, from April 2020 through its sale to XOMA Corporation in April 2024. He served as Senior Vice President and General Counsel at Audentes Therapeutics, Inc. (now part of Astellas Gene Therapies), a biotechnology company, from March 2019 through its sale to Astellas Pharma in January 2020. From June 2014 to March 2019, Mr. Meltz served as Executive Vice President and Chief Business Development and Legal Officer at PaxVax, Inc., a biotechnology company (acquired by Emergent BioSolutions in October 2018). From April 2012 to June 2014, Mr. Meltz served as Associate General Counsel at Biogen Inc., a biotechnology company. From May 2007 to March 2012, Mr. Meltz was with Novartis Vaccines and Diagnostics, a division of Novartis, a biotechnology company, where he served most recently as Head, Legal, North America. He holds a B.A. in Psychology from Yale University and a J.D. from Boston College Law School.
Smital Shah has served as our Chief Financial and Business Officer since March 2026. Before joining Lyell, Ms. Shah operated as an independent Chief Financial Officer and Chief Business Officer consultant, providing strategic guidance to multiple life sciences organizations. From 2014 to 2022, Ms. Shah served as the Chief Business and Financial Officer at ProQR Therapeutics (Nasdaq: PRQR) where she was responsible for directing all business functions, including finance, communications, commercial strategy, business development and legal. Prior to her tenure at ProQR, Mrs. Shah managed multi-billion-dollar debt, cash and investment portfolios at Gilead Sciences, Inc. She developed financial expertise through her tenure as an investment banker at Leerink Partners and J.P. Morgan, where she focused on capital raising and complex strategic transactions across the biotechnology sector. Ms. Shah began her career in various research and development roles at Johnson & Johnson. She served on the board of directors of Pliant Therapeutics until June 2025 and as a board member and Chair of the Audit Committee at Graphite Bio until its merger with LENZ Therapeutics in 2024. Ms. Shah holds a B.S. in Chemical Engineering from the University of Mumbai, an M.S. in Chemical Engineering from Virginia Tech, as well as an M.B.A. in Finance from the University of California, Berkeley, Haas School of Business.

David Shook, M.D., has served as our Chief Medical Officer since June 2025. He previously served as the Chief Medical Officer of Nkarta, Inc. from January 2023 and as its Chief Medical Officer and Head of Research & Development from July 2024 until June 2025. At Nkarta, he led its clinical development, regulatory, translational, and research activities. He has more than 15 years of clinical research and development experience and has authored dozens of scientific publications covering all aspects of stem cell transplantation for cancer and non-malignant disease, as well as NK cell and T cell therapies for hematologic malignancies and solid tumors. Prior to joining Nkarta in 2020, Dr. Shook led multiple first-in-human cell therapy clinical trials, including pioneering the use of CD19 CAR NK cells. He was a fellow, fellowship director and faculty member at St. Jude Children’s Research Hospital, where he conducted research in the laboratory of Dario Campana, M.D., Ph.D., Nkarta’s scientific founder. Dr. Shook received his M.D. from The Johns Hopkins University School of Medicine and his B.S. in molecular biology from Purdue University. He is board certified in Pediatric Hematology & Oncology and General Pediatrics.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information regarding the ownership of our common stock as of March 31, 2026 by: (i) each stockholder known by us to be the beneficial owner of more than 5% of our common stock; (ii) each of our directors; (iii) each of our named executive officers set forth in the Summary Compensation Table; and (iv) all of our current directors and executive officers as a group.
Applicable percentage ownership of our common stock is based on 23,328,390 shares of our common stock outstanding as of March 31, 2026, adjusted as required by rules promulgated by the SEC. We have determined beneficial ownership in accordance with the rules and regulations of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the SEC. Except as indicated by the footnotes below, we believe, based on information furnished to us, that the persons and entities named in the table below have sole voting and sole investment power with respect to all shares that they beneficially own, subject to applicable community property laws.
In computing the number of shares beneficially owned by a person and the percentage ownership of such person, we deemed to be outstanding all shares subject to options held by the person that are currently exercisable, or exercisable within 60 days of March 31, 2026. However, except as described above, we did not deem such shares outstanding for the purpose of computing the percentage ownership of any other person.
Unless otherwise indicated, the address of each of the individuals and entities named below is c/o Lyell Immunopharma, Inc., 201 Haskins Way, South San Francisco, CA 94080.

	Beneficial Ownership
Beneficial Owner	Number of Shares	Percent of Total
Greater than 5% Holders:
Entities affiliated with ARCH Venture Partners(1)	3,247,162	13.9%
Innovative Cellular Therapeutics Holdings LLC(2)	1,900,000	8.1%
Explore Investments LLC(3)	1,529,054	6.6%
Gates Frontier, LLC (4)	1,529,054	6.6%
Glaxo Group Limited(5)	1,512,659	6.5%
Entities affiliated with Foresite Capital(6)	1,454,616	6.2%
Euler Fund, L.P.(7)	1,426,528	6.1%
Directors and Named Executive Officers:
Lynn Seely, M.D.(8)	363,791	1.5%
Stephen Hill(9)	170,190	*
Gary Lee, Ph.D.(10)	95,468	*
Richard D. Klausner, M.D.(11)	614,762	2.6%
Mark Bachleda, Pharm.D., M.B.A.(12)	3,972	*
Otis Brawley, M.D.(13)	44,032	*
Catherine Friedman(14)	71,568	*
Elizabeth Nabel, M.D.(15)	42,250	*
Sumant Ramachandra, M.D., Ph.D.(16)	23,000	*
William Rieflin(17)	42,250	*
All current directors and executive officers as a group (13 persons)(18)	1,471,283	6.2%

*	Represents beneficial ownership of less than 1%.
(1)
Consists of (i) 1,426,528 shares of common stock held of record ARCH Venture Fund XIII, L.P. (“AVF XIII”), (ii) 910,317 shares of common stock held of record by ARCH Venture Fund IX, L.P. (“AVF IX”) and (iii) 910,317 shares of common stock held of record by ARCH Venture Fund IX Overage, L.P. (“AVF IX Overage” and, collectively, with AVF XIII and AVF IX, the “Reporting Entities”). ARCH Venture Partners XIII, L.P. (“AVP XIII LP”), as the sole general partner of AVF XIII, may be deemed to beneficially own the shares held by AVF XIII. ARCH Venture Partners XIII, LLC (“AVP XIII LLC”), as the sole general partner of AVP XIII LP, may be deemed to beneficially own the shares held by AVF XIII. Keith Crandell, Robert Nelsen, Kristina Burow, Paul Berns and Steven Gillis are members of the investment committee of AVP XIII LLC (each, a “AVP XIII LLC Committee Member”). Each of AVP XIII LP and AVP XIII LLC may be deemed to beneficially own the shares held by AVF XIII, and each AVP XIII LLC Committee Member may be deemed to share the power to direct the disposition and vote of the shares held by AVF XIII. ARCH Venture Partners IX, L.P. (“AVP IX LP”), as the sole general partner of AVF IX, may be deemed to beneficially own the shares held by AVF IX. ARCH Venture Partners IX Overage, L.P. (“AVP IX Overage GP”), as the sole general partner of AVF IX Overage, may be deemed to beneficially own the shares held by AVF IX Overage. ARCH Venture Partners IX, LLC (“AVP IX LLC”), as the sole general partner of AVP IX LP and AVP IX Overage GP, may be deemed to beneficially own the shares held by AVF IX and AVF IX Overage. As managing directors of AVP IX LLC, each of

Keith Crandell, Clinton Bybee and Robert Nelsen may also be deemed to share the power to direct the disposition and vote of the shares held by AVF IX and AVF IX Overage. The mailing address of the Reporting Entities and the AVP XIII LLC Committee Members is 8755 W. Higgins Avenue, Suite 1025, Chicago, IL 60631.
(2)
Based solely on information set forth in a Schedule 13G filed with the SEC on November 13, 2025 by Innovative Cellular Therapeutics Holdings Ltd (“ICT”). Represents 1,900,000 shares of common stock, of which ICT has sole voting and dispositive power. The Schedule 13G filed by ICT provides information as of November 6, 2025 and, consequently, the beneficial ownership of ICT may have changed between November 6, 2026 and March 31, 2026. The mailing address of ICT is 190 Elgin Avenue, George Town, Grand Cayman KY1-9008.

(3)
Consists of shares of common stock held by Explore Investments LLC (“Explore Investments”). All shares held by Explore Investments may be deemed beneficially owned by Jeffrey P. Bezos as the sole member of Explore Investments. The address of the principal business office of each of Explore Investments and Mr. Bezos is P.O. Box 6470, Surfside, Florida 33154.

(4)
Consists of shares of common stock held by Gates Frontier, LLC (“Gates Frontier”). All shares held by Gates Frontier may be deemed beneficially owned by William H. Gates III (“WHG”), as the sole member of Gates Frontier. The address of Gates Frontier is 2365 Carillon Point, Kirkland, Washington 98033. The address of WHG is 500 Fifth Avenue North, Seattle, Washington 98109.

(5)
Based solely on information set forth in a Schedule 13G filed with the SEC on February 10, 2022 by GlaxoSmithKline plc (“GSK”). Represents 1,512,659 shares of common stock, of which GSK has sole voting and dispositive power through its indirect wholly-owned subsidiary, Glaxo Group Limited (“GGL”). The Schedule 13G filed by GSK provides information as of December 31, 2021 and, consequently, the beneficial ownership of GSK may have changed between December 31, 2021 and March 31, 2026. The mailing address of each of GSK and GGL is 980 Great West Road, Brentford, Middlesex, TW8 9GS, United Kingdom.

(6)
Based solely on information set forth in a Schedule 13G filed with the SEC on November 14, 2025 by Foresite Capital Fund IV, L.P. (“Foresite IV”), Foresite Capital Management IV, LLC (“FCM IV”), Foresite Capital Fund V, L.P. (“Foresite V”), Foresite Capital Management V, LLC (“FCM V”), Foresite Capital Opportunity Fund V, L.P. (“Foresite Opp V”), Foresite Capital Opportunity Management V, LLC (“FCM Opp V”) and James Tananbaum (“Tananbaum”). Foresite IV is the record owner of 800,339 shares of common stock (the “Foresite IV Shares”) as of September 30, 2025, over which it has sole voting power and sole dispositive power, except that FCM IV, as the general partner of Foresite IV, may be deemed to have sole power to vote and dispose of these shares, and Tananbaum, the managing member of FCM IV, may be deemed to have sole power to vote and dispose of these shares. Foresite V is the record owner of 477,078 shares of common stock (the “Foresite V Shares”) as of September 30, 2025, over which it has sole voting power and sole dispositive power, except that FCM V, as the general partner of Foresite V, may be deemed to have sole power to vote and dispose of these shares, and Tananbaum, the managing member of FCM V, may be deemed to have sole power to vote and dispose of these shares. Foresite Opp V is the record owner of 177,199 shares of common stock (the “Foresite Opp V Shares”) as of September 30, 2025, over which it has sole voting power and sole dispositive power, except that FCM Opp V, as the general partner of Foresite Opp V, may be deemed to have sole power to vote and dispose of these shares, and Tananbaum, the managing member of FCM Opp V, may be deemed to have sole power to vote and dispose of these shares. The Schedule 13G filed by the reporting entities provides information as of September 30, 2025 and, consequently, the beneficial ownership of the reporting person may have changed between September 30, 2025 and March 31, 2026. The mailing address of Foresite Capital is c/o Foresite Capital Management, 900 Larkspur Landing Circle, Suite 150, Larkspur, CA 94939.

(7)
Consists of shares of common stock owned by Euler Fund, L.P. (“Euler Fund”). Antonis Indianos, as the indirect owner of Euler Managers Limited, the general partner of Euler Fund, has voting and dispositive power over these shares.

(8)
Consists of (i) 36,611 shares of common stock, (ii) 326,125 shares of common stock issuable upon exercise of stock options held by Dr. Seely that are exercisable within 60 days of March 31, 2026 and (iii) 1,055 shares of common stock issuable upon the vesting and settlement of restricted stock units held by Dr. Seely within 60 days of March 31, 2026.

(9)
Consists of (i) 8,578 shares of common stock, (ii) 161,260 shares of common stock issuable upon exercise of stock options held by Mr. Hill that are exercisable within 60 days of March 31, 2026 and (iii) 352 shares of common stock issuable upon the vesting and settlement of restricted stock units held by Mr. Hill within 60 days of March 31, 2026.

(10)
Consists of (i) 7,721 shares of common stock, (ii) 87,395 shares of common stock issuable upon exercise of stock options held by Dr. Lee that are exercisable within 60 days of March 31, 2026 and (iii) 352 shares of common stock issuable upon the vesting and settlement of restricted stock units held by Dr. Lee within 60 days of March 31, 2026.

(11)
Consists of (i) 190,557 shares of common stock, of which 156,291 shares of common stock are held by Dr. Klausner, and 12,275 shares are held by each of The Ariella Klausner Delaware Trust and The Olivia Klausner Delaware Trust, and 9,716 shares are held by The Eli Klausner Delaware Trust (collectively, the “Klausner Trusts”); and (ii) 424,205 shares of common stock issuable upon exercise of stock options held by Dr. Klausner that are exercisable within 60 days of March 31, 2026. Dr. Klausner is a grantor of each of the Klausner Trusts and therefore may be deemed to share the power to direct the disposition and vote of the shares held by the trusts. Dr. Klausner disclaims beneficial ownership of all shares held by the Klausner Trusts, except to any pecuniary interest therein, if any, other than for purposes of determining his obligations under Section 13 of the Exchange Act. The JTC Trust Company (Delaware) is the trustee of each of the Klausner Trusts.

(12)	Consists of 3,972 shares of common stock issuable upon exercise of stock options held by Dr. Bachleda that are exercisable within 60 days of March 31, 2026.
(13)	Consists of 1,782 shares of common stock and 42,250 shares of common stock issuable upon exercise of stock options held by Dr. Brawley that are exercisable within 60 days of March 31, 2026.
(14)
Consists of (i) 54,750 shares of common stock issuable upon exercise of stock options held by Ms. Friedman that are exercisable within 60 days of March 31, 2026, (ii) 5,000 shares of common stock held by The Duane Irrevocable Trust 2020 (“Duane Trust”) and (iii) 11,818 shares of common stock held by the Duane Family Trust (“Duane Family Trust”). Ms. Friedman is a trustee of the Duane Trust and the Duane Family Trust and therefore may be deemed to share the power to direct the disposition and vote of the shares held by the Duane Trust and/or the Duane Family Trust. Ms. Friedman disclaims beneficial ownership of all shares held by the Duane Trust and the Duane Family Trust, except to any pecuniary interest therein, other than for purposes of determining her obligations under Section 13 of the Exchange Act.

(15)	Consists of 42,250 shares of common stock issuable upon exercise of stock options held by Dr. Nabel that are exercisable within 60 days of March 31, 2026.
(16)
Consists of 10,000 shares of common stock held by the Sumant Ramachandra Revocable Trust DTD 01/24/12, for which Dr. Ramachandra is grantor and trustee, and 13,000 shares of common stock issuable upon exercise of stock options held by Dr. Ramachandra that are exercisable within 60 days of March 31, 2026.

(17)	Consists of 42,250 shares of common stock issuable upon exercise of stock options held by Mr. Rieflin that are exercisable within 60 days of March 31, 2026.

(18)
Consists of (i) 272,067 shares of common stock held by our current directors and executive officers as a group, (ii) 1,197,457 shares of common stock issuable upon exercise of stock options held by our current directors and executive officers that are exercisable within 60 days of March 31, 2026 and (iii) 1,759 shares of common stock issuable upon the vesting and settlement of restricted stock units held by our executive officers within 60 days of March 31, 2026.

Executive Compensation
Summary Compensation Table
The following table shows for the fiscal years ended 2025 and 2024 compensation awarded to, earned by or paid to our named executive officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)	Total ($)
Lynn Seely, M.D. President, Chief Executive Officer and Director	2025	690,173	—	186,806	2,907,551	414,000	23,735(4)	4,222,265
	2024	675,962	—	474,000	—	324,000	21,414	1,495,376
Stephen Hill Chief Operating Officer	2025	529,473	—	62,269	1,183,606	291,500	9,591 (5)	2,076,439
	2024	516,738	—	94,800	497,600	226,400	7,304	1,342,842
Gary Lee, Ph.D. Chief Scientific Officer	2025	520,015	—	62,269	1,093,547	260,000	6,790(6)	1,942,621
	2024	507,169	—	94,800	497,600	203,200	6,709	1,309,478

(1)
The amounts represent the aggregate grant date fair value, as computed in accordance with FASB ASC Topic 718, of awards of (a) for 2025, restricted stock units (“RSUs”) granted to our named executive officers and (b) for 2024, performance-based restricted stock units (“PSUs”) granted to our named executive officers, which are subject to performance conditions and market conditions. The grant date fair values of the PSUs subject to performance conditions are based on the probable outcome of such conditions and given the Company determined that it was not probable at grant that any of the performance conditions applicable to the PSUs would be met, the grant date fair value reported in the stock awards column for all of the PSUs subject to performance conditions is $0. The value of the PSUs subject to performance conditions at the grant date assuming that the highest level of performance conditions would be achieved is $2,160,000 for Dr. Seely, $432,000 for Mr. Hill and $432,000 for Dr. Lee. The grant date fair values of PSUs subject to the market conditions are estimated using Monte Carlo simulations, accounting for the maximum percentage of the PSUs subject to the market conditions being earned. These amounts do not necessarily correspond to the actual value recognized or that may be recognized by the named executive officers.

(2)
Except as otherwise noted below, the amounts shown represent the sum of (a) the grant date fair values of option awards granted in 2025 and 2024, as computed in accordance with FASB ASC Topic 718 and (b) for 2025, performance-based options (“PBOs”) granted to our named executive officers, which are subject to performance conditions and market conditions. The grant date fair values of the PBOs subject to performance conditions are based on the probable outcome of such conditions and given the Company determined that it was not probable at grant that any of the performance conditions applicable to the PBOs would be met, the grant date fair values reported in the option awards column for all of the PBOs subject to performance conditions is $0. The value of the PBOs subject to performance conditions at the grant date assuming that the highest level of performance conditions would be achieved is $317,687 for Dr. Seely, $105,893 for Mr. Hill and $105,893 for Dr. Lee. The grant date fair values of PBOs subject to the market conditions are estimated using Monte Carlo simulations, accounting for the maximum percentage of the PBOs subject to the market conditions being earned. These amounts do not necessarily correspond to the actual value recognized or that may be recognized by the named executive officers.

(3)
The amounts shown represent the annual performance-based cash bonus earned by our named executive officers based on the achievement of certain corporate performance objectives during 2025 and 2024. For more information about the 2025 annual incentive bonus program, see the subsection below titled “Narrative to the Summary Compensation Table — Annual Performance Bonus – Non-Equity Incentive Plan Compensation.” These amounts were paid in early 2026 and 2025, respectively.

(4)	For Dr. Seely, the amount shown represents $18,985 of life insurance premiums paid by us on her behalf, which includes $6,793 for associated taxes, and $4,750 in 401(k) matching contributions.
(5)
For Mr. Hill, the amount shown represents $4,775 of life insurance premiums paid by us on his behalf, which includes $1,163 for associated taxes, $4,750 in 401(k) matching contributions and $66 in other compensation.

(6)
For Dr. Lee, the amount shown represents $1,962 of life insurance premiums paid by us on his behalf, which includes $702 for associated taxes, $4,750 in 401(k) matching contributions and $78 in other compensation.

Narrative to the Summary Compensation Table
Our Compensation Committee reviews compensation annually for all executive employees, including our named executive officers. In making compensation determinations, we consider compensation for comparable positions in the market, the historical compensation levels of our executives, individual performance as compared to our expectations and objectives, our desire to motivate our employees to achieve short- and long-term results that are in the best interests of our stockholders and a long-term commitment to our Company. For setting our 2025 executive compensation levels, our Compensation Committee also engaged Alpine as a compensation consultant to develop a comparative peer group of companies and to perform analyses of our executive compensation practices compared with current market practices and the peer group of companies.
Our Compensation Committee has historically determined our executive officers’ compensation and has typically reviewed and discussed management’s proposed compensation with our Chief Executive Officer for all executives other than our Chief Executive Officer. Based on those discussions and its discretion, our Compensation Committee then approved the compensation of each executive officer.

Annual Base Salary
Base salary represents the fixed portion of the compensation of our named executive officers, and it is an important element of compensation intended to attract and retain highly talented individuals. In January 2025, the Compensation Committee reviewed the base salaries of our named executive officers, taking into consideration the competitive market analysis prepared by Alpine, its compensation consultant, and the recommendations of our Chief Executive Officer, as well as the other factors described in the section above. Following this review, the Compensation Committee approved base salary increases for our named executive officers. The base salaries for our named executive officers for the fiscal years ended December 31, 2025 and December 31, 2024 were as follows:

Named Executive Officer	2025 Base Salary ($)(1)	2024 Base Salary ($)(2)	Increase
Lynn Seely, M.D.	690,000	675,000	2.2%
Stephen Hill	530,000	514,488	3.0%
Gary Lee, Ph.D.	520,000	508,000	2.4%

(1)	The 2025 base salaries of the named executive officers became effective on March 2, 2025.
(2)	The 2024 base salaries of the named executive officers became effective on March 1, 2024.
Bonus Compensation
From time to time, our Board of Directors or Compensation Committee, in its discretion, may approve bonuses for our executive officers based on individual performance, company performance or as otherwise determined to be appropriate. No discretionary cash bonuses were earned or paid in 2025.
Annual Performance Bonus – Non-Equity Incentive Plan Compensation
Our annual performance-based bonus plan is designed to provide employees with financial incentives for the achievement of program-specific, pipeline, research and functional corporate goals. Each of our executive officers is eligible to earn an annual incentive bonus of up to a percentage of his or her annual base salary, with such percentages set forth in his or her respective offer of employment letter, as may be subsequently adjusted by our Board of Directors or the Compensation Committee. Each goal is measured individually, and the percentage of goals achieved generally determines the bonus awarded, subject to our Board of Directors’ discretion.
For 2025, the payment of bonus amounts was based on achievement of the following corporate goals approved by our Board of Directors in January 2026 and related strategic priorities:

Corporate Goals		Weighting
•	Accelerate therapies to patients through clinical development of ronde-cel	55%
•	Advance innovative research, reprogramming and manufacturing technologies	20%
•	Manage our people and financial resources to support our long-range plans	25%
•	Additional strategic priorities	Board Discretion

In January 2026, our Board of Directors reviewed the Company’s performance against these pre-determined objectives, taking into account significant accomplishments in furtherance of these corporate goals and priorities, including the Company’s acquisition of LYL273 from Innovative Cellular Therapeutics in November 2025. After deliberation during a closed session without the presence of management, our Board of Directors determined the Company’s level of achievement against the 2025 corporate goals to be 100% for all employees. In January 2026, the Compensation Committee approved a bonus pool for our named executive officers at 100% of their bonus targets.
The target bonus opportunity for the named executive officers, as well as the actual bonus amounts earned, are set forth below:

Named Executive Officer	Target Bonus Opportunity (% of Base Salary)	Target Bonus Opportunity ($)	Actual Bonus Earned ($)
Lynn Seely, M.D.	60%	414,000	414,000
Stephen Hill	55%	291,500	291,500
Gary Lee, Ph.D.	50%	260,000	260,000

Equity Awards
Our equity-based incentive awards are designed to align the Company’s interests and those of our stockholders with those of our employees and consultants, including our named executive officers. Our Board of Directors or an authorized committee thereof is responsible for approving equity grants.
Historically, we have generally used stock options as an incentive for long-term compensation to our named executive officers because stock options allow our executive officers to profit from this form of equity compensation only if our stock price increases relative to the stock option’s exercise price, which is set at the fair market value of our common stock on the date of grant. In 2024, our Compensation Committee determined that performance-based restricted stock units, or PSUs, should also be used, and in 2025, our Compensation Committee determined that performance-based options, or PBOs, should also be used to further align the interests of our named executive officers with the long-term performance of the Company. By tying portions of our named executive officers’ equity compensation to specific performance metrics, such as clinical milestones or total shareholder return, our Board of Directors believes that PSUs and PBOs incentivize our named executive officers to focus on driving sustained value for the Company and our stockholders.
In January 2025, our Compensation Committee determined that for our named executive officers, the equity grants would be a combination of time-based stock options, PBOs and RSUs. The PBOs granted to the named executive officers that are subject to market conditions vest based upon the Company’s performance against two- and three-year relative total shareholder return goals (with such PBOs allocated equally between the performance periods), and the PBOs subject to performance conditions vest upon the achievement of certain clinical development milestones. With respect to PBOs subject to clinical development milestones, 50% vest upon the certification of achievement of the applicable milestone by our Compensation Committee, and the remaining 50% vest upon the earlier of (i) one year of continuous service of the applicable named executive officer from the date of certification of such achievement by our Compensation Committee and (ii) the end of the three-year performance period. The vesting of all PBO awards granted is also subject to the respective named executive officer’s continued service through each applicable vesting date.
In February 2025, our Compensation Committee approved the equity award grants to our named executive officers as set forth below(1):

Named Executive Officer	Stock Option Grant (# shares)(2)(4)	PBO Grant (# shares)(3)(4)	RSU Grant (# shares)(4)(5)
Lynn Seely, M.D.	67,499	47,248	16,875
Stephen Hill	22,499	15,749	5,625
Gary Lee, Ph.D.	22,499	15,749	5,625

(1)	All shares reflect the effect of the 1-for-20 reverse stock split effected on May 30, 2025 (the “Reverse Split).
(2)
Represents the 2025 option grant made to the applicable named executive officer. Each option vests as to 12.5% of the total number of shares subject to the option six months after the vesting commencement date of February 9, 2025, and as to 1/48th of the total number of shares subject to the option each month thereafter on the same day of the month as the vesting commencement (or if there is no corresponding day, on the last day of the month), subject to the applicable named executive officer’s continued service to the Company through the applicable vesting date.

(3)
Represents the number of shares of our common stock subject to the 2025 PBO grant made to the applicable named executive officer that could be earned, assuming that the applicable performance conditions to which certain of the PBOs are subject will be achieved, and that the market conditions to which the remaining PBOs are subject will be achieved at the target level. If the PBOs subject to market conditions were achieved at the maximum level, the applicable named executive officer could earn an additional number of shares of our common stock with respect to such PBOs equal to 8,436, 2,812 and 2,812 shares of our common stock for Dr. Seely, Mr. Hill and Dr. Lee, respectively.

(4)	The options and RSUs are subject to vesting acceleration, as described in more detail below under the section titled “Employment Contracts and Change in Control Arrangements.”
(5)
Represents the number of shares subject to the 2025 RSU grant made to the applicable named executive officer. Each RSU grant vests as to 12.5% of the total number of shares subject to the RSU grant six months after the vesting commencement date of February 9, 2025, and as to 1/16th of the total number of shares subject to the RSU grant each quarter thereafter on the same day as the vesting commencement date (or if there is no corresponding day, on the last day of such month), subject to the applicable named executive officer’s continued service to the Company through the applicable vesting date.

In October 2025, our Compensation Committee approved grants of stock option awards to our named executive officers, as set forth below, in order to align such officers’ equity awards with current market practices:

Named Executive Officer	Stock Option Grant (# shares)(1)(2)
Lynn Seely, M.D.	175,000
Stephen Hill	75,000
Gary Lee, Ph.D.	68,000

(1)
Represents the 2025 supplemental option grant made to the applicable named executive officer. Each option vests as to 12.5% of the total number of shares subject to the option six months after the vesting commencement date of October 27, 2025, and as to 1/48th of the total number of shares subject to the option each month thereafter on the same day of the month as the vesting commencement date (or if there is no corresponding day, on the last day of the month), subject to the applicable named executive officer’s continued service to the Company through the applicable vesting date.

(2)	The options are subject to vesting acceleration, as described in more detail below under the section titled “Employment Contracts and Change in Control Arrangements.”
Outstanding Equity Awards at Fiscal Year End
The following table presents the outstanding equity awards held by each named executive officer as of December 31, 2025 (all shares reflect the effect of the Reverse Split).

	Option Awards(1)							Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price Per Share ($)	Vesting Commencement Date	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Lynn Seely, M.D.(2)	5/20/2021	20,000	—	—	288.00	5/20/2021(3)	5/19/2031	—	—	—	—
	6/8/2022	3,250	—	—	106.20	6/8/2022(4)	6/7/2032	—	—	—	—
	12/15/2022	225,003	149,996	—	37.40(5)	12/15/2022(5)(6)	12/14/2032	—	—	—	—
	2/9/2024	—	—	—	—	—	—	20,000 (7)	615,600(8)	25,000 (7)	769,500(8)
	2/10/2025	14,067	53,432	—	11.07	2/9/2025(9)	2/9/2035	13,710(10)	421,994(8)	—	—
	2/10/2025	—	—	47,248	11.07	2/9/2025(11)	2/9/2035	—	—	—	—
	10/27/2025	—	175,000	—	17.23	10/27/2025(9)	10/26/2035	—	—	—	—
Stephen Hill	7/10/2019	25,000	—	—	37.40(5)	6/19/2019(5)(6)	7/9/2029	—	—	—	—
	1/16/2020	8,250	—	—	37.40(5)	2/1/2020(5)(12)	1/15/2030	—	—	—	—
	11/17/2020	22,500	—	—	37.40(5)	12/1/2020(5)(12)	11/16/2030	—	—	—	—
	2/12/2021	4,823	177	—	37.40(5)	3/1/2021(5)(12)	2/11/2031	—	—	—	—
	4/14/2021	4,045	205	—	37.40(5)	4/14/2021(5)(12)	4/13/2031	—	—	—	—
	3/16/2022	27,940	7,059	—	37.40(5)	2/9/2022(5)(13)	3/15/2032	—	—	—	—
	2/24/2023	31,880	13,119	—	42.60	2/9/2023(9)	2/23/2033	—	—	—	—
	2/9/2024	9,172	10,827	—	36.00	2/9/2024(9)	2/8/2034	4,000(7)	123,120(8)	5,000(7)	153,900(8)
	2/10/2025	4,690	17,809	—	11.07	2/9/2025(9)	2/9/2035	4,569(10)	140,634(8)	—	—
	2/10/2025	—	—	15,749	11.07	2/9/2025(11)	2/9/2035	—	—	—	—
	10/27/2025	—	75,000	—	17.23	10/27/2025(9)	10/26/2035	—	—	—	—
Gary Lee, Ph.D.	2/11/2022	32,504	7,495	—	37.40(5)	1/31/2022(5)(6)	2/10/2032	—	—	—	—
	2/24/2023	21,250	8,750	—	42.60	2/9/2023(9)	2/23/2033	—	—	—	—
	2/9/2024	9,172	10,827	—	36.00	2/9/2024(9)	2/8/2034	4,000(7)	123,120(8)	5,000(7)	153,900(8)
	2/10/2025	4,690	17,809	—	11.07	2/9/2025(9)	2/9/2035	4,569(10)	140,634(8)	—	—
	2/10/2025	—	—	15,749	11.07	2/9/2025(11)	2/9/2035	—	—	—	—
	10/27/2025	—	68,000	—	17.23	10/27/2025(9)	10/26/2035	—	—	—	—

(1)
All of the option awards with grant dates prior to June 16, 2021 were granted under the 2018 Equity Incentive Plan (the “2018 Plan”). Option awards with grant dates on or after June 16, 2021 were granted under the 2021 Plan.

(2)
The option awards granted to Dr. Seely on May 20, 2021 and June 8, 2022 were in connection with her service as a member of our Board of Directors and, as such, their exercise prices were not eligible for the Repricing (as defined below). The option award granted on December 15, 2022 was in connection with her commencement of employment with us as our President and Chief Executive Officer.

(3)
The option vests as to 1/36th of the shares initially underlying the option each month until fully vested on the third anniversary of the vesting commencement date, subject to continued service to us through the applicable vesting date.

(4)
The option fully vests as to 100% of the shares initially underlying the option on the first anniversary of the vesting commencement date, subject to continued service to us through the applicable vesting date.

(5)
Pursuant to the one-time repricing of certain stock options that had been granted under the 2021 Plan and 2018 Plan, approved by our Board of Directors in November 2023 (the “Repricing”), the exercise price of the repriced options has been modified to $37.40 per share, the closing price of our common stock on the repricing date, November 16, 2023 (as adjusted to reflect the Reverse Split). The Repricing impacted stock options with exercise prices greater than $47.40, and each such option was repriced to have a per share exercise price of $37.40, the closing price of our common stock on the repricing date, November 16, 2023 (in each instance, adjusted to reflect the Reverse Split). To be eligible to exercise the option at the new exercise price, option holders were required to remain employed with us through November 15, 2024. Any exercise of a repriced option prior to that date would have required payment of the original, higher exercise price. Additionally, as a condition of receiving the Repricing, the vesting schedule for the unvested shares underlying repriced stock options held by executives at the level of senior vice president and above, including our named executive officers, was extended for an additional year. No changes were made to the expiration dates of or number of shares underlying the repriced stock options. These amounts do not necessarily correspond to the actual value recognized or that may be recognized by the named executive officers.
(6)
Under the original vesting schedule in effect prior to the Repricing, the options vest as to 25% of the shares initially underlying the option on the first anniversary of the vesting commencement date and as to 1/48th of the shares initially underlying the option each month until fully vested on the fourth anniversary of the vesting commencement date, subject to continued service to us through the applicable vesting date. The original vesting schedule has since been modified pursuant to the Repricing, as described under footnote 5 above.

(7)
Represents the number of unvested PSUs that remain subject to performance-based conditions and the target number of unvested PSUs that remain subject to market-based conditions and that may vest upon or after, as applicable, the Compensation Committee’s certification of the attainment of the applicable performance and market conditions. The PSUs granted to the named executive officers that are subject to market conditions vest based upon the Company’s performance against two- and three-year relative total shareholder return goals (with such PSUs allocated equally between the performance periods), and the PSUs subject to performance conditions vest upon the achievement of certain clinical development milestones. With respect to PSUs subject to clinical development milestones, (a) two-thirds of such PSUs vest as follows: 50% vest upon certification of the achievement of the applicable milestone by our Compensation Committee, and the remaining 50% vest upon the earlier of (i) one year of continuous service by the applicable named executive officer from the date of certification of such achievement by our Compensation Committee and (ii) the end of the three-year performance period; and (b) the remaining one-third of such PSUs vest upon certification of the applicable clinical milestone by our Compensation Committee. With respect to PSUs subject to clinical development milestones, the Compensation Committee certified to the achievement of certain of such milestones on August 20, 2025, pursuant to which an aggregate of 28,000 PSU shares became vested as of the date of such certification and another 28,000 PSU shares will become vested on the one-year anniversary of such certification. With respect to PSUs subject to market-based conditions, the portion of shares measured against the Company’s performance against a two-year relative total shareholder return goal was forfeited on February 9, 2026, the two-year anniversary of the vesting commencement date, due to the expiration of the applicable performance period. The vesting of all PSU awards granted is also subject to the respective named executive officer’s continued service through each applicable vesting date.

(8)
The dollar amounts shown are determined by multiplying (x) the number of PSUs or RSUs reported, as applicable, by (y) $30.78, the closing price of the Company’s common stock on December 31, 2025, the last trading day of 2025. These amounts do not necessarily correspond to the actual value recognized or that may be recognized by the named executive officers.

(9)
The option vests as to 12.5% of the shares initially underlying the option on the date that is six (6) months after the vesting commencement date and as to 1/48th of the shares initially underlying the option each month thereafter until fully vested on the fourth anniversary of the vesting commencement date, subject to continued service to us through the applicable vesting date.

(10)
Represents the number of RSU grants made to the applicable named executive officer. The RSU award vests as to 12.5% of the total number of shares subject to the RSU award six months after the vesting commencement date of February 9, 2025, and as to 1/16th of the total number of shares subject to the RSU award each quarter thereafter on the same day as the vesting commencement date (or if there is no corresponding day, on the last day of such month), subject to the applicable named executive officer’s continued service to the Company through the applicable vesting date.

(11)
Represents the number of PBOs subject to performance-based conditions and the target number of PBOs subject to market-based conditions that may vest upon or after, as applicable, the Compensation Committee’s certification of the attainment of the applicable performance and market conditions. The PBOs granted to the named executive officers that are subject to market conditions vest based upon the Company’s performance against two- and three-year relative total shareholder return goals (with such PBOs allocated equally between the performance periods), and the PBOs subject to performance conditions vest upon the achievement of certain clinical development milestones. With respect to PBOs subject to clinical development milestones, 50% vest upon certification of the achievement of the applicable milestone by our Compensation Committee, and the remaining 50% vest upon the earlier of (i) one year of continuous service by the applicable named executive officer from the date of certification of such achievement by our Compensation Committee and (ii) the end of the three-year performance period. The vesting of all PBO awards granted is also subject to the respective named executive officer’s continued service through each applicable vesting date.

(12)
Under the original vesting schedule in effect prior to the Repricing, the option vests as to 1/48th of the shares initially underlying the option each month until fully vested on the fourth anniversary of the vesting commencement date, subject to continued service to us through the applicable vesting date. The original vesting schedule has since been modified pursuant to the Repricing, as described under footnote 5 above.

(13)
Under the original vesting schedule in effect prior to the Repricing, the option vests as to 12.5% of the shares initially underlying the option on the date that is six (6) months after the vesting commencement date and as to 1/48th of the shares initially underlying the option each month thereafter until fully vested on the fourth anniversary of the vesting commencement date, subject to continued service to us through the applicable vesting date. The original vesting schedule has since been modified pursuant to the Repricing, as described under footnote 5 above.

Each of the options included in the table above for the named executive officers is eligible for vesting acceleration as described below under the subsection titled “Employment Contracts and Change in Control Arrangements.”
Nonqualified Deferred Compensation
Our named executive officers did not participate in, or earn any benefits under, a non-qualified deferred compensation plan sponsored by us during the fiscal year ended December 31, 2025.
Employment Contracts and Change in Control Arrangements
Below are descriptions of our offer letters with our named executive officers. The offer letters with our named executive officers generally provide for at-will employment and set forth the named executive officer’s initial base salary, annual target bonus, and eligibility to participate in our employee benefit plans.

Offer Letters
Lynn Seely, M.D.
In December 2022, we and Dr. Seely entered into an offer of employment letter that governs the current terms of her employment with us as our President and Chief Executive Officer. Dr. Seely’s annual base salary is subject to annual review by the Compensation Committee. Dr. Seely is eligible to earn an annual incentive bonus of up to 60% of her base salary, based on the achievement of performance objectives to be determined by our Board of Directors.
Dr. Seely’s offer of employment letter provides for severance benefits upon certain qualifying terminations of her employment. In the event of a termination of her employment by us without Cause (as defined below) or her resignation for Good Reason (as defined below), Dr. Seely will be eligible to receive (i) a lump-sum severance payment equal to the sum of (a) 18 months of her then-current base salary and (b) 1.5 times her annual incentive bonus at the target level for the year in which termination occurs, (ii) up to 18 months of payments of COBRA premiums for Dr. Seely and her eligible dependents or, at our discretion, a monthly cash payment equal to the monthly premium cost for such benefits and (iii) an additional 18 months of vesting credit for any then outstanding equity awards and the post-termination exercise period of her then outstanding vested stock options shall be exercisable until the earliest of the 12 month anniversary of her termination of employment, the expiration date of any such options’ term or a Change in Control.
In addition, if either (a) in a Change in Control her then outstanding equity awards are not assumed, substituted or replaced with awards of similar or equal value or (b) her employment is terminated by the Company without Cause or by her for Good Reason during the period beginning on the date that is 3 months prior to the effective date of a Change in Control and ending on the date that is 24 months following the effective date of such Change in Control, then 100% of any then outstanding equity awards shall become fully vested.
These severance benefits are conditioned upon Dr. Seely timely executing and not revoking a general release and waiver of all claims against us.
For the purposes of Dr. Seely’s offer of employment letter, the following definitions of “Cause” and “Good Reason,” as set forth in the letter, apply:
“Cause” means (a) Dr. Seely is indicted for, convicted of or plead guilty or nolo contendere to a felony or crime involving moral turpitude; (b) Dr. Seely engages in conduct that constitutes willful gross negligence or willful misconduct in carrying out her duties; (c) Dr. Seely breaches any covenant or any material provision of any agreement with the Company, including, among other things, a willful and material breach of written Company policy; (d) Dr. Seely materially violates a federal law or state law that our Board of Directors reasonably determines has had, or is reasonably likely to have, a material detrimental effect on the Company’s reputation or business; or (e) Dr. Seely commits an act of fraud or dishonesty in the performance of her job duties; except in the case of (b) or (c) above, if any such conduct or breach is curable and Dr. Seely fails to cure such conduct or breach to the reasonable satisfaction of our Board of Directors within 15 days following the date the Company delivers written notice of such conduct or breach to her.
“Good Reason” means that Dr. Seely, without her express, written consent, (a) has incurred a material reduction in authority, title, duties or responsibilities at the Company or a successor employer (with respect to a termination in connection with a Change in Control, relative to the her authority, title, duties or responsibilities immediately prior to the Change in Control); (b) has suffered a material breach of her offer of employment letter or any other material agreement by the Company or a successor employer; (c) has been required to relocate or travel more than 35 miles from her then current place of employment in order to continue to perform the duties and responsibilities of her position (not including customary travel as may be required by the nature of her position); or (d) has been directed by our Board of Directors to knowingly and intentionally violate any material state, federal or foreign law, rule or regulation applicable to the Company. Termination of employment by Dr. Seely will not be for Good Reason unless (1) she notifies the Company in writing within 30 days of the initial existence of such condition (which notice specifically identifies such condition), (2) the Company fails to remedy such condition within 30 days after the date on which it receives such notice (the “Remedial Period”) and (3) she actually terminates employment immediately after the expiration of the Remedial Period and before the Company remedies such condition. If she terminates employment before the expiration of the Remedial Period or after the Company remedies the condition (even if after the end of the Remedial Period), then the termination will not be considered to be for Good Reason.

Stephen Hill
In May 2019, we and Mr. Hill entered into an offer of employment letter governing the terms of his employment as our Chief Technical Operations Officer. Mr. Hill’s annual base salary is subject to annual review by the Compensation Committee. Pursuant to his offer of employment letter, Mr. Hill is eligible to earn an annual incentive bonus of up to 50% of his base salary, based on the achievement of performance objectives to be determined by our Board of Directors, which was subsequently increased to up to 55% of his base salary in connection with his promotion to Chief Operating Officer in November 2021.
In April 2022, Mr. Hill entered into an agreement with us pursuant to which he waived his right to receive severance benefits provided for in his offer of employment letter upon certain qualifying terminations of his employment in order to participate in our Amended Severance Plan (as defined below) and is eligible thereunder for severance benefits upon certain qualifying terminations of his employment, as further described below under the subsection titled “Officer Severance Plan.”
Gary Lee, Ph.D.
In November 2021, we and Dr. Lee entered into an offer of employment letter governing the terms of his employment as our Chief Scientific Officer. Dr. Lee’s annual base salary is subject to annual review by the Compensation Committee. Pursuant to his offer of employment letter, Dr. Lee is eligible to earn an annual incentive bonus of up to 50% of his base salary, based on the achievement of performance objectives to be determined by our Board of Directors.
Dr. Lee is eligible to participate in our Amended Severance Plan and is eligible thereunder for severance benefits upon certain qualifying terminations of his employment, as further described below under the subsection titled “Officer Severance Plan.”
Officer Severance Plan
In February 2022, our Compensation Committee approved an amended Officer Severance Plan (the “Amended Severance Plan”), which amends and restates in its entirety our prior Officer Severance Plan that became effective in July 2019.
The Amended Severance Plan, which is administered by our Compensation Committee, provides severance and/or accelerated vesting benefits to certain of our eligible employees who hold the title of vice president or above (other than our Chief Executive Officer) and are designated by our Compensation Committee and if applicable, agree to forego any severance benefits provided for in an individually negotiated employment contract or agreement (the “Eligible Employees”) upon certain qualifying terminations of employment, as described in more detail below. Mr. Hill and Dr. Lee are Eligible Employees and therefore eligible for severance benefits under the Amended Severance Plan and are considered “Tier I Employees” (as defined below) thereunder.
Under the terms of the Amended Severance Plan, if we terminate an Eligible Employee’s employment without Cause (as defined below) (excluding by reason of death or disability) or the Eligible Employee resigns for Good Reason (as defined below) (each, a “Qualifying Termination”) and the Eligible Employee timely executes a general release of claims in favor of us, Eligible Employees who are Tier I Employees will receive the following severance benefits: (1) if such Qualifying Termination occurs outside the Change in Control Protection Period (as defined below): (a) cash payments equal to the sum of (i) an amount equal to twelve months of the Eligible Employee’s annual base salary and (ii) a pro-rated annual target bonus for the year in which the Qualifying Termination occurs and (b) payment of the employer portion of premiums for coverage under COBRA for the Eligible Employee and the Eligible Employees dependents (if any) for up to twelve months following the Qualified Termination; or (2) if such Qualifying Termination occurs during the Change in Control Protection Period (a) cash payments equal to the sum of (i) an amount equal to twelve months of the Eligible Employee’s annual base salary, (ii) 100% of the annual target bonus for the Eligible Employee for the year in which the Qualifying Termination occurs and (iii) any guaranteed or accrued bonus the Eligible Employee is eligible to receive as of the date of such Qualifying Termination, (b) payment of the employer portion of premiums for coverage under COBRA for the Eligible Employee and the Eligible Employee’s dependents (if any) for up to twelve months following the Qualifying Termination and (c) accelerated vesting of 100% of the Eligible Employee’s then outstanding and unvested equity awards which would otherwise become vested solely based on the Eligible Employee’s continued service to us.

For the purposes of the Amended Severance Plan, the following definitions of “Cause, “Good Reason,” “Change in Control,” “Change in Control Protection Period” and “Tier I Employee,” as set forth in the Amended Severance Plan, apply:
“Cause” means, with respect to any Eligible Employee, (i) ”Cause” as defined in the applicable offer letter or employment agreement between the Eligible Employee and the Company; or (ii) in the absence of any definition of “Cause” contained in such employment agreement or offer letter, (a) the Eligible Employee is indicted for, convicted of, or pleads guilty or nolo contendere to, a felony or crime involving moral turpitude; (b) the Eligible Employee engages in conduct that constitutes willful gross negligence, willful misconduct, or unsatisfactory performance in carrying out the Eligible Employee’s duties under the Eligible Employee’s offer letter or employment agreement, and, if curable, such breach remains uncured following fifteen days prior written notice given by the Company to the Eligible Employee specifying such conduct; (c) the Eligible Employee has breached any covenant or any material provision of any agreement with the Company, including among other things, a willful and material breach of written Company policy, and, if curable, such breach remains uncured following fifteen days’ prior written notice specifying such breach given by the Company to the Eligible Employee; (d) the Eligible Employee’s material violation of federal law or state law that our Board of Directors reasonably determines has had or is reasonably likely to have a material detrimental effect on the Company’s reputation or business; or (e) the Eligible Employee’s act of fraud or dishonesty in the performance of the Eligible Employee’s job duties.
“Change in Control” means any transaction or series of related transactions pursuant to which any individual or entity acquires (a) more than fifty percent of the issued and outstanding equity securities of the Company or (b) all or substantially all of the assets of the Company (in either case, whether by merger, consolidation, sale, exchange, issuance, transfer or redemption of the Company’s equity securities by sale, exchange or transfer of the Company’s consolidated assets or otherwise); except where applied to compensation subject to Section 409A, any acceleration of or change in payment shall only apply (if required by Section 409A) if the corporate transaction is also a change in control event described in Treasury Regulation 1.409A-3(i)(5).
“Change in Control Protection Period” means the period beginning on the date that is three months prior to the effective date of a Change in Control (as defined above) and ending on the date that is the one-year anniversary of the effective date of such Change in Control.
“Good Reason” means that the Eligible Employee, without the Eligible Employee’s express, written consent, (a) has incurred a material reduction in authority, title, duties or responsibilities at the Company or a successor employer (with respect to a termination in connection with a Change in Control, relative to the Eligible Employee’s authority, title, duties or responsibilities immediately prior to the Change in Control); (b) has suffered a material breach of the Eligible Employee’s offer letter or employment agreement (if any) by the Company or a successor employer; (c) has been required to relocate or travel more than fifty miles from the Eligible Employee’s then current place of employment in order to continue to perform the duties and responsibilities of the Eligible Employee’s position (not including customary travel as may be required by the nature of the Eligible Employee’s position); or (d) has been directed by our Board of Directors to violate knowingly and intentionally any material state, federal or foreign law, rule or regulation applicable to the Company.
“Tier I Employee” means any Eligible Employee who prior to the date of his or her Qualifying Termination or a Change in Control was identified by the Company as a CEO Report or C-Suite executive, except for the Chief Executive Officer.
Incentive Compensation Recoupment Policy
As a public company, if we are required to restate our financial results due to our material noncompliance with any financial reporting requirements under the federal securities laws as a result of misconduct, our Chief Executive Officer and our Chief Financial and Business Officer may be legally required to reimburse us for any bonus or other incentive-based or equity-based compensation they receive in accordance with the provisions of Section 304 of the Sarbanes-Oxley Act of 2002, as amended. Additionally, in an effort to further align the interests of our executive officers with those of our stockholders, in September 2023, we adopted a Dodd-Frank Act-compliant clawback policy, as required by SEC rules.

PAY VERSUS PERFORMANCE
As required by Item 402(v) of Regulation S-K, we are providing the following information about the relationship between “compensation actually paid” to our named executive officers (“NEOs”), including our principal executive officer (“PEO”) and certain financial performance of the Company. As we are a “smaller reporting company,” as defined under Item 10(f)(1) of Regulation S-K, we are providing information relating only to fiscal years 2025, 2024 and 2023.

Year (a)	Summary Compensation Table Total for PEO(1) ($) (b)	Compensation Actually Paid to PEO(2) ($) (c)	Average Summary Compensation Table Total for Non-PEO NEOs(3) ($) (d)	Average Compensation Actually Paid to Non-PEO NEOs(4) ($) (e)	Value of Initial Fixed $100 Investment Based On:	Net Income (thousands)(6) ($) (h)
					Total Shareholder Return(5) ($) (f)
2025	4,222,265	9,637,099	2,009,530	3,596,263	44.35	(274,448)
2024	1,495,376	(3,237,463)	1,606,237	72,810	18.44	(342,994)
2023	2,647,476	(7,936,183)	3,210,333	1,129,554	55.91	(234,632)

(1)
The dollar amounts reported in column (b) are the amounts of total compensation reported for Lynn Seely, M.D., our President and Chief Executive Officer, for all three years reported in the “Total” column of the Summary Compensation Table. Refer to “Executive Compensation—Summary Compensation Table.”

(2)
The dollar amounts reported in column (c) represent the amounts of “compensation actually paid” to Dr. Seely, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Dr. Seely during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to Dr. Seely’s total compensation for each year to determine the compensation actually paid:

Year	Reported Summary Compensation Table Total for PEO ($)	Reported Value of Equity Awards for PEO (a) ($)	Equity Award Adjustments for PEO (b) ($)	Compensation Actually Paid to PEO ($)
2025	4,222,265	3,094,357	8,509,191	9,637,099
2024	1,495,376	474,000	(4,258,839)	(3,237,463)
2023	2,647,476	1,685,250	(8,898,409)	(7,936,183)

(a)	The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for the applicable year.
(b)
The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following: (i) the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards that are granted and vest in the same applicable year, the fair value as of the vesting date; (iv) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on stock or option awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. The amounts deducted or added in calculating the equity award adjustments are as follows:

Year	Year End Fair Value of Equity Awards for PEO ($)	Change in Fair Value of Outstanding and Unvested Equity Awards for PEO ($)	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year for PEO ($)	Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year for PEO ($)	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year for PEO ($)	Total Equity Award Adjustments for PEO ($)
2025	5,950,339	2,447,420	179,712	(42,400)	(25,880)	8,509,191
2024	585,540	(4,464,450)	—	(379,929)	—	(4,258,839)
2023	—	(7,001,445)	—	(1,896,964)	—	(8,898,409)

(3)
The dollar amounts reported in column (d) represent the average of the amounts reported for the NEOs as a group (excluding our PEO) in the “Total” column of the Summary Compensation Table in each applicable year. The NEOs (excluding our PEO) included for purposes of calculating the average amounts in each applicable year are as follows: (i) for 2025, Stephen Hill and Gary Lee, Ph.D.; (i) for 2024, Stephen Hill and Matthew Lang (our former Chief Business Officer); and (ii) for 2023, Charles Newton (our former Chief Financial Officer), Stephen Hill, Matthew Lang, Gary Lee, Ph.D. and Tina Albertson, M.D., Ph.D.

(4)
The dollar amounts reported in column (e) represent the average amount of “compensation actually paid” to the NEOs as a group (excluding our PEO), as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the NEOs as a group (excluding our PEO) during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to average total compensation for the NEOs as a group (excluding our PEO) for each year to determine the compensation actually paid, using the same methodology described above in Note (2)(b):

Year	Average Reported Summary Compensation Table Total for Non-PEO NEOs ($)	Average Reported Value of Equity Awards ($)	Average Equity Award Adjustments(a) ($)	Average Compensation Actually Paid to Non- PEO NEOs ($)
2025	2,009,530	1,200,846	2,787,579	3,596,263
2024	1,606,237	666,450	(866,977)	72,810
2023	3,210,333	2,410,690	329,911	1,129,554

(a)	The amounts deducted or added in calculating the total average equity award adjustments are as follows:

Year	Average Year End Fair Value of Equity Awards ($)	Average Change in Fair Value of Outstanding and Unvested Equity Awards ($)	Average Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year ($)	Average Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year ($)	Average Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year ($)	Total Average Equity Award Adjustments ($)
2025	2,255,953	478,251	59,925	(1,374)	(5,176)	2,787,579
2024	281,657	(1,076,339)	87,042	(159,337)	—	(866,977)
2023	1,043,424	(536,147)	172,101	(106,207)	(243,260)	329,911

(5)
For the relevant fiscal year, represents the cumulative total stockholder return of our common stock at the end of such fiscal year. In each case, assume an initial investment of $100 on December 31, 2021.

(6)
The dollar amounts reported represent the amount of net loss reflected in our audited financial statements for the applicable year. Due to the fact that we are not a commercial-stage company, we did not have any revenue during the periods presented. Consequently, we did not use net income (loss) as a performance measure in our executive compensation program.

Narrative To Pay Versus Performance Table
Analysis of the Information Presented in the Pay Versus Performance Table
Our executive compensation program reflects a performance-driven compensation philosophy. We generally seek to incentivize long-term performance and therefore do not specifically align our performance measures with “compensation actually paid” (as computed in accordance with Item 402(v) of Regulation S-K) for a particular year. In accordance with Item 402(v) of Regulation S-K, we are providing the following descriptions of the relationships between information presented in the Pay Versus Performance table.
Compensation Actually Paid and Net Loss
Because we are a pre-commercial stage company, we had no revenue during the periods presented. Consequently, we do not use net income (loss) as a performance measure in our executive compensation program. Moreover, as a pre-commercial stage company with only limited, nonrecurring revenue associated with license and collaboration agreements, we do not believe there is any meaningful relationship between our net income (loss) and compensation actually paid to our NEOs during the periods presented.

Compensation Actually Paid and Cumulative Company TSR
The chart below shows the relationship between the compensation actually paid to our PEO and the average compensation actually paid to our non-PEO NEOs, on the one hand, to the Company’s cumulative TSR over the years presented in the table, on the other.

Compensation Actually Paid vs. TSR
$55.91
$18.44
$44.35
$9.6M
$3.6M
$1.1M
$0.1M
-$3.2M
-$7.9M
2023
2024
2025
PEO CAP
Average NEO CAP
LYEL TSR

All information provided above under the “Pay Versus Performance” heading will not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Policies and Practices Related to the Grant of Certain Equity Awards Close in Time to the Release of Material Nonpublic Information
From time to time, the Company grants stock options to its employees, including the named executive officers. Stock options granted to new hire employees are generally granted effective as of the 10th day of the month immediately following the month of the employee’s commencement of employment with the Company, so long as such employee is still in service with the Company as of the date of grant. Non-employee directors receive automatic grants of initial and annual stock option awards, at the time of a director’s initial election or appointment to our Board of Directors and at the time of each annual meeting of the Company’s stockholders, respectively, pursuant to the Non-Employee Director Compensation Policy, as further described under the heading, “Non-Employee Director Compensation—Non-Employee Director Compensation Policy.” For annual employee stock options, the Company’s typical practice is to grant them on the 10th day of the month in which the options are approved (if the 10th day of the month does not occur on a trading day for the Nasdaq Stock Market, then the grant occurs on the trading day immediately preceding the 10th day of the month).
New hire grants and grants pursuant to the Non-Employee Director Compensation Policy are made on predetermined grant dates pursuant to the Company’s Amended and Restated Equity Incentive Grant Policy and the Non-Employee Director Compensation Policy, respectively, regardless of whether there is any material nonpublic information (“MNPI”) about the Company on such dates, and such grant dates are not specifically timed in relation to the Company’s disclosure of MNPI. With respect to annual grants to our employees, because the Compensation Committee has a practice of generally granting stock options on the 10th day of the month in which the options are approved, the Compensation Committee generally does not take MNPI into account when determining the timing of awards and it does not seek to time the award of stock options in relation to the Company’s public disclosure of MNPI. For grants outside of the scenarios specified above, our Board of Directors or Compensation Committee generally considers whether there is MNPI when determining the timing of awards and it generally does not seek to time the award of stock options in relation to the Company’s public disclosure of MNPI. The Company has not timed the release of MNPI for the purpose of affecting the value of executive compensation.

EQUITY COMPENSATION PLANS AT DECEMBER 31, 2025
The following table shows certain information with respect to all of our equity compensation plans in effect as of December 31, 2025.

Plan Category	Number of securities to be issued upon exercise of outstanding options and restricted stock units (a)	Weighted- average exercise price of outstanding options (b)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by stockholders	3,167,245 (1)	$39.29 (2)	2,306,807 (3)
Equity compensation plans not approved by stockholders	—	—	—
Total	3,167,245	$39.29	2,306,807

(1)
Consists of outstanding awards under the 2018 Plan and the 2021 Plan, including 306,415 and 65,518 shares subject to RSUs and PSUs, respectively. Excludes purchase rights accruing under the 2021 Employee Stock Purchase Plan (the “2021 ESPP”). Each offering under our 2021 ESPP consists of one six-month purchase period (except for the initial purchase period, which commenced on June 16, 2021 in connection with our initial public offering and ended May 18, 2022), and eligible employees may purchase shares of our common stock at a price equal to 85% of the fair market value of our common stock on the first or last day of the offering period, whichever is lower.

(2)
Excludes 306,415 and 65,518 shares of common stock subject to outstanding RSUs and PSUs, respectively, that will be issued as the RSUs and PSUs vest without any cash consideration payable for such shares.

(3)
As of December 31, 2025, 2,105,974 shares of common stock remained available for future issuance under the 2021 Plan, and 200,833 shares of common stock remained available for future issuance under the 2021 ESPP. The number of shares remaining available for future issuance under the 2021 Plan automatically increases on January 1st each year, through and including January 1, 2031, in an amount equal to 5% of the total number of shares of our common stock outstanding on December 31st of the preceding calendar year, or a lesser number of shares as determined by our Board of Directors prior to January 1st of a given year. On January 1, 2026, the number of shares available for issuance under the 2021 Plan automatically increased by 1,062,567 shares of our common stock. The number of shares remaining available for future issuance under the 2021 ESPP automatically increases on January 1st of each year through and including January 1, 2031, in an amount equal to the least of (i) 1% of the total number of shares of our common stock outstanding on December 31st of the preceding calendar year, (ii) 247,000 shares of our common stock, or (iii) a number of shares as determined by our Board of Directors prior to January 1st of a given year. On January 1, 2026, the number of shares available for issuance under the 2021 ESPP automatically increased by 212,513 shares of our common stock.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Related Person Transactions Policy and Procedures
We have adopted a written policy that our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of any class of our common stock and any members of the immediate family of any of the foregoing persons are not permitted to enter into a related person transaction with us without the approval or ratification of our Audit Committee (or, where Audit Committee approval would be inappropriate, to another independent body of our Board of Directors). Any request for us to enter into a transaction with an executive officer, director, nominee for election as a director, beneficial owner of more than 5% of any class of our common stock, or any member of the immediate family of any of the foregoing persons, in which the amount involved exceeds $120,000 (or, if less, 1% of the average of our total assets in a fiscal year) and such person would have a direct or indirect interest, must be presented to our Audit Committee for review, consideration and approval or ratification.
Under the policy, where a transaction has been identified as a related person transaction, management must present information regarding the proposed related person transaction to our Audit Committee (or, where Audit Committee approval would be inappropriate, to another independent body of our Board of Directors) for consideration and approval or ratification. The presentation must include a description of, among other things, the material facts (including the proposed aggregate value), the interests, direct and indirect, of the related persons, the benefits to us of the transaction, the availability of other sources of comparable products or services, an assessment of whether the proposed related person transaction is on terms that are comparable to the terms available to or from, as the case maybe, an unrelated third party, and management’s recommendation.
To identify related person transactions in advance, we rely on information supplied by our executive officers, directors and certain significant stockholders. In approving or rejecting any proposed related person transaction, our Audit Committee considers all relevant available facts and circumstances, including, but not limited to (a) whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances, (b) the risks, costs and benefits to us, (c) the extent of the related person’s interest in the transaction, including, without limitation, the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated, and (d) the availability of other sources for comparable services or products. In the event a director has an interest in the proposed transaction, the director must recuse himself or herself from the deliberations and approval or ratification. The policy requires that, in determining whether to approve, ratify or reject a related person transaction, our Audit Committee approves only those related person transactions that, in light of known circumstances, are in, or are not inconsistent with, our best interests and the best interests of our stockholders, as the Committee determines in the good faith exercise of its discretion.
Certain Related Person Transactions
Since January 1, 2024, we have not had any related person transactions that are required to be disclosed pursuant to Item 404(a) of Regulation S-K other than the indemnification agreements described below.
Limitations on Liability and Indemnification Agreements
Our amended and restated certificate of incorporation contains provisions limiting the liability of directors, and our amended and restated bylaws provides that we will indemnify each of our directors and officers to the fullest extent permitted under Delaware law. Our amended and restated certificate of incorporation and amended and restated bylaws also provide our Board of Directors with discretion to indemnify our employees and other agents when determined appropriate by our Board of Directors. In addition, we have entered into an indemnification agreement with each of our directors and executive officers. These agreements provide, among other things, that we will indemnify our executive officer or director, under the circumstances and to the extent provided for in the applicable indemnification agreement, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason of his or her position as a director, officer or other agent of us, and otherwise to the fullest extent permitted under Delaware law and our amended and restated bylaws.

DELINQUENT SECTION 16(A) REPORTS
Section 16(a) of the Exchange Act requires that our executive officers, directors and 10% stockholders file reports of ownership and changes of ownership with the SEC. Such directors, executive officers and 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.
SEC regulations require us to identify in this Proxy Statement anyone who filed a required report late during the most recent fiscal year. Based solely on our review of the reports furnished to us and written representations that no other reports were required, we believe that during our fiscal year ended December 31, 2025, all Section 16(a) filing requirements were satisfied on a timely basis, except that (a) on February 26, 2025, five Form 4 reports, each covering three equity grant transactions, were filed late on behalf of (i) Lynn Seely, (ii) Charles Newton, (iii) Stephen Hill, (iv) Gary Lee, and (v) Matthew Lang, and (b) on January 6, 2026, one Form 4, covering two transactions, was filed late on behalf of Veronica Sanchez.
HOUSEHOLDING OF PROXY MATERIALS
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single set of Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
This year, a number of brokers with account holders who are our stockholders will be “householding” our proxy materials. A single set of Annual Meeting materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of Annual Meeting materials, please notify your broker or us. Direct your written request to Lyell Immunopharma, Inc., 201 Haskins Way, South San Francisco, CA 94080, Attn: Investor Relations, or contact us at (650) 695-0677. Stockholders who currently receive multiple copies of the Annual Meeting materials at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS
Our Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of Our Board of Directors

Mark Meltz
General Counsel and Corporate Secretary

April 24, 2026
A copy of our Annual Report to the SEC on Form 10-K for the fiscal year ended December 31, 2025 is available without charge upon written request to: Lyell Immunopharma, Inc., 201 Haskins Way, South San Francisco, CA 94080, Attn: Investor Relations. Our Annual Report on Form 10-K is not incorporated into this Proxy Statement and is not considered proxy soliciting material.
The Annual Report on Form 10-K is also available at www.proxyvote.com.

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time on June 9, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/LYEL2026**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Time on June 9, 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V94120-P51372

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

LYELL IMMUNOPHARMA, INC.

The Board of Directors recommends you vote FOR the following nominees:

1. Election of Class II Directors

Nominees:	**For**	**Withhold**
1a. Richard Klausner, M.D.	☐	☐
1b. Otis Brawley, M.D.	☐	☐
1c. William Rieflin	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3.

	For	**Against**	**Abstain**
2. Ratification of the appointment of Ernst & Young LLP as the company's independent registered public accounting firm for its fiscal year ending December 31, 2026.	☐	☐	☐
3. Approval, on a non-binding advisory basis, of the compensation of the company's named executive officers.	☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments or postponements thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Proxy Statement and Form 10-K are available at www.proxyvote.com.

V94121-P51372

LYELL IMMUNOPHARMA, INC.
Annual Meeting of Stockholders
June 10, 2026 8:00 a.m. Pacific Time
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Lynn Seely, M.D., and Mark Meltz, or either of them, as proxies, each with the power to appoint his/her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of LYELL IMMUNOPHARMA, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 8:00 a.m. Pacific Time on June 10, 2026, through a live webcast at www.virtualshareholdermeeting.com/LYEL2026, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Please mark, sign, date, and return this proxy card promptly using the enclosed reply envelope.

Continued and to be signed on reverse side